EXHIBIT 1.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

4130910 CANADA INC.	413091-0

Name of corporation -Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

April 28, 2003 / le 28 avril 2003

Director - Directeur	Date of Incorporation - Date de constitution

CANADA BUSINESS
CORPORATIONS ACT
FORM 1
ARTICLES OF INCORPORATION
(SECTION 6)

1 -	Name of the Corporation

4130910 CANADA INC.

2 -	The province or territory in Canada where the registered office is situated

Province of Quebec

3 -	The classes and any maximum number of shares that the Corporation is authorized to issue

See the provisions of Schedule 1 which form an integral part of the articles of incorporation.

4 -	Restrictions, if any, on share transfers

Restrictions, if any, are stated in Schedule 1 which form an integral part of the articles of incorporation.

5 -	Number (or minimum and maximum number) of directors

A minimum of one (1) director and a maximum of fifteen (15) directors.

6 -	Restrictions, if any, on the business the Corporation may carry on

None.

7 -	Other provisions, if any

None.

8 -	Incorporators

Name	Address

Claire Zikovsky	1155 René-Lévesque Blvd. West, 40th Floor Montreal, Quebec H3B 3V2

Date	Signature

April ,2003
Claire Zikovsky

FOR DEPARTMENTAL USE ONLY

Corporation No.	Filed

SCHEDULE 1

1 -	The classes and any maximum number of shares that the Corporation is authorized to issue

Unlimited number of common shares.

1.	The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the “Act”)).

(b)	The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, the holders of common shares shall be entitled to receive the remaining property of the Corporation.

CANADA BUSINESS
CORPORATIONS ACT
FORM 3
NOTICE OF REGISTERED OFFICE OR
NOTICE OF CHANGE OF ADDRESS
OF REGISTERED OFFICE
(SECTION 19)

1 -	Name of the Corporation

4130910 CANADA INC.

2 -	Corporation No.

4130910

3 -	Province or territory in Canada where the registered office is situated (or to be situated).

Province of Quebec

4 -	Street address of registered office

1250 René-Lévesque Blvd. West
38th Floor
Montréal, Québec H5A 1K3

5 -	Effective date of change

Not applicable

6 -	Previous address of registered office

Not applicable

Date	Signature

April , 2003

7 - Capacity of
Printed Name

Incorporator	Claire Zikovsky

FOR DEPARTMENTAL USE ONLY

Filed

CANADA BUSINESS
CORPORATIONS ACT
FORM 6
NOTICE OF DIRECTORS,
NOTICE OF CHANGE OF DIRECTORS OR
NOTICE OF CHANGE OF ADDRESS OF A
PRESENT DIRECTOR
(SECTIONS 106 and 113(1))

1 -	Name of the Corporation

4130910 CANADA INC.

2 -	Corporation No.

413091-0

3 -	The following persons became directors of this Corporation

Effective date:	Not applicable

Name	André Tremblay

Residential address	227 Outremont Avenue Outremont, Québec H2V 3L9

Resident Canadian - Y/N	Y

4 -	The following persons ceased to be directors of this Corporation

Effective date:	Not applicable

Name

Residential address

5 -	The directors of this Corporation now are

Name	André Tremblay

Residential address	227 Outremont Avenue
Outremont, Québec
H2V 3L9

Resident Canadian - Y/N	Y

6 -	Change of address of a present director

Effective date:	Not applicable

Name

Former residential address

New residential address

Date	Signature

April ,2003

7 - Capacity of
Printed Name

Incorporator	Claire Zikovsky

FOR DEPARTMENTAL USE ONLY

Filed

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

MICROCELL TÉLÉCOMMUNICATIONS INC./

MICROCELL TÉLÉCOMMUNICATIONS INC.				413091-0

Name of corporation -Dénomination de la société				Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

May 1, 2003 / le 1 mai 2003
Director - Directeur	Date of Amendment - Date de modification

CANADA BUSINESS
CORPORATIONS ACT
FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

1 -	Name of the Corporation

4130910 CANADA INC.

2 -	Corporation No.

413091-0

3 -	The articles of the above-named Corporation are amended as follows:

Section 1 of the articles of incorporation be and the same is hereby deleted and replaced by the following:

1 -	Name of the Corporation

MICROCELL TELECOMMUNICATIONS INC./MICROCELL TÉLÉCOMMUNICATIONS INC.

Date	Signature

April 30, 2003

Printed Name
Capacity of

Director	André Tremblay

FOR DEPARTMENTAL USE ONLY

Filed

Industry Canada	Industrie Canada

Certificate of Arrangement	Certificat d’arrangement

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

MICROCELL TELECOMMUNICATIONS INC.	413091-0

Name CBCA corporation(s) involved -	Corporation number-Numéro de la société
Dénomination de la (des) société(s)
I.C.S.A. concernée(s)

I hereby certify that the arrangement set out in the	Je certifie que l’arrangement mentionné dans les
attached articles of arrangement, involving the	clauses d’arrangement annenées, concernant la
above-mentioned corporation(s), has been effected	(les) société(s) susmentionnée(s), a pris effet en
under section 192 of the Canada Business	vertu de l’article 192 de la Loi Canadienne sur les
Corporations Act.	sociétés par actions.

May 1, 2003 / le 1 mai 2003

Director - Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada	FORM 14.1	FORMULE 14.1
		ARTICLES OF ARRANGEMENT	CLAUSES D’ARRANGEMENT
Canada Business	Loi canadienne sur les	(SECTION 192)	(ARTICLE 192)
Corporations Act	sociétés par actions

1 -	Name of applicant corporation(s) — Dénomination de la (des) requérante(s)	2 -	Corporation No(s).
No(s) de la(des) société(s)
MICROCELL TELECOMMUNICATIONS INC.		413091-0
(formerly 4130910 Canada Inc.)

3 -	Name of the corporation(s) the articles of which are amended, if applicable	4 -	Corporation No(s).
	Dénomination de la(des) société(s) dont les statuts sont modifies, le cas échéant		No(s) de la(des) société(s)
413091-0
MICROCELL TELECOMMUNICATIONS INC.
(formerly 4130910 Canada Inc.)

5 -	Name of the corporation(s) created by amalgamation, if applicable	6 -	Corporation No(s).
	Dénomination de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant		No(s) de la(des) société(s)

7 -	Name of the dissolved corporation(s), if applicable	8 -	Corporation No(s).
	Dénomination de la(des) société(s) dissoute(s), le cas échéant		No(s) de la(des) société(s)

9 -	Name of other bodies corporate involved, if applicable	10 -	Corporation No(s). or jurisdiction of incorporation
	Dénomination des autres personnes morales en cause, le cas échéant		No(s) de la(des) société(s)/ou loi sous le regime de laquelle elle est constituée

11 -	In accordance with the order approving the arrangement		Conformément aux termes de l’ordonnance approuvant l’arrangement

(a)	the articles of the above-named corporation(s) are amended in accordance with the attached plan of arrangement	☑	les statuts de la(des) sociétés susmentionnée(s) sont modifies en conformité avec le plan d’arrangement ci-joint:

(b)	the following bodies corporate are amalgamated in accordance with the attached plan of arrangement	☐	les personnes morales suivantes sont fusionnées conformément au plan d’arrangement ci-joint

(c)	the above-named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement	☐	la(les) sociétés susmentionnée(s) est(sont) liquidées et dissoute(s) conformément au plan d’arrangement ci-joint

(d)	the plan of arrangement attached hereto, involving the above-named body(ies), corporate is hereby effected	☑	le plan d’arrangement ci-joint portant sur la(les) personnes(s) morale(s) susmentionnée(s) prend effet

Date	Signature	Title — Titre

FOR DEPARMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT
Filed — Déposée

PLAN OF ARRANGEMENT
UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

WHEREAS 2861399 Canada Inc. (formerly known as Microcell Telecommunications Inc.) received the sanction of the Superior Court of the Province of Quebec on March 18th, 2003 (“Sanction Order”) in respect of a plan of reorganization and of compromise and arrangement dated February 17, 2003 under the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act (“CBCA”) in respect of such corporation and certain of its subsidiaries (as amended, the “Microcell Plan”);

WHEREAS the Microcell Plan provides for, inter alia, the incorporation of the Applicant (as defined herein) pursuant to the CBCA and the appointment, as the last step of the transactions contemplated by the Microcell Plan and immediately prior to the Microcell Plan becoming effective, of a new board of directors of the Applicant, the members of which shall be appointed with staggered terms;

WHEREAS the present Plan of Arrangement is required to give effect to such appointment of directors of the Applicant as contemplated by the Microcell Plan.

ARTICLE 1.
INTERPRETATION

Section 1.1.     Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Applicant” means Microcell Telecommunications Inc. (formerly known as 4130910 Canada Inc.), a corporation incorporated pursuant to the CBCA.

“Arrangement” means an arrangement in respect of the Applicant under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 3 or made at the direction of the Court in the Final Order.

“Arrangement Resolution” means a resolution of the sole director of the Applicant approving the Arrangement and the filing of the Articles of Arrangement.

“Articles of Arrangement” means the articles of arrangement of the Applicant in respect of the Arrangement to be filed with the Director, effective on the Effective Date.

“Articles of Incorporation” means the articles of incorporation of the Applicant dated April 28, 2003.

“Board” means the board of directors of the Applicant, from time to time.

“CBCA” has the meaning set forth in the preamble to this Plan of Arrangement.

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA, and dated the Effective Date.

“Court” means the Superior Court of Quebec, District of Montreal.

“Director” mean the Director appointed pursuant to section 260 of the CBCA.

“Effective Date” means the date of implementation of the Microcell Plan.

“Effective Time” has the meaning ascribed to such term in Section 2.2.

“Final Order” means the order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date.

“Microcell Plan” has the meaning ascribed thereto in the preamble to this Plan of Arrangement; a copy of the Microcell Plan, as implemented, is part of the corporate records of the Corporation maintained in accordance with the provisions of the CBCA.

“Sanction Order” has the meaning ascribed thereto in the preamble to this Plan of Arrangement.

Section 1.2.      Sections and Headings

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement.

Section 1.3.      Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

ARTICLE 2.
ARRANGEMENT

Section 2.1.      Binding Effect

This Plan of Arrangement will become effective at, and be binding as at and after, the Effective Time.

Section 2.2.     Arrangement

(1)	The Articles of Incorporation are amended as at the first moment in time on the Effective Date by replacing the Schedule 1 attached to the Articles of Incorporation by a new Schedule 1 in the form of the Schedule 1 attached to this Plan of Arrangement as Schedule “A”.

(2)	The Articles of Incorporation are further amended on the Effective Date and at such moment in time as is contemplated by the sequence of transactions provided in Section 3.2 of the Microcell Plan, being immediately prior to the effectiveness of the Microcell

Plan (the “Effective Time”) by deleting the words “A minimum of one (1) director and a maximum of eleven (11) directors” in Section 5 of such articles titled “Number (or minimum and maximum numbers of directors)” and adding therein the words “Eleven (11) directors”.

(3)	(a) After giving effect to the amendment described in Section 2.2(2) above, effective at the Effective Time, and without any further act, corporate approvals or other formality, the individuals listed in the attached Schedule “B” shall be appointed to the Board.

(b) The Board shall be divided into two groups: a first group (“Group A”) to consist of six directors appointed to hold office for a stated term expiring at the close of the third annual meeting of shareholders following the Effective Date and a second group (“Group B”) to consist of five directors appointed to hold office for a stated term expiring at the close of the second annual meeting of shareholders following the Effective Date. Schedule “B” identifies, in respect of each individual listed therein, whether such individual is part of Group A or Group B.

(4)	(a) After giving effect to the amendments described in Section 2.2(2) and (3) above, the Articles of Incorporation are further amended as at the Effective Time by deleting the word “None” in Section 7 of such Articles titled “Other provisions, if any” and adding therein the words “Schedule 2 is hereby incorporated in the Articles”, whereupon the Articles of Incorporation shall be further amended to include a Schedule 2, in the form of the Schedule 2 attached to this Plan of Arrangement as Schedule “C”.

(b) For the purpose of section 1.2 of Schedule 2 to be attached to the articles of the Applicant pursuant to Section 2.2(4)(a) above, the following individuals shall be deemed to have been nominated and elected by holders of First Preferred Voting Shares (as defined in Schedule 2) (or First Voting Units (as defined in Schedule 2), as the case may be): Messrs. André Bureau, Jim Continenza, Christian Dubé, Gary Goertz, Robert Latham, Paul McFarlane and Berl Nadler.

ARTICLE 3.
AMENDMENTS

Section 3.1.      Amendments to Plan of Arrangement

The Applicant reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing and (ii) filed with and approved by the Court.

ARTICLE 4.
FURTHER ASSURANCES

Section 4.1.      Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, the Applicant may make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required in order to further document or evidence any of the transactions or events set out herein.

SCHEDULE “A”
TO THE PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

FORM OF SCHEDULE 1 TO THE ARTICLES OF THE APPLICANT

See attached.

SCHEDULE I

GENERAL

A) Definitions

In this Schedule I, the following terms and expressions shall have the meaning ascribed thereto, unless specifically otherwise stated:

“1933 Act” means the United States Securities Act of 1933, as amended.

“Act” means the Canada Business Corporations Act and the Regulations enacted thereunder as amended from time to time.

“affiliate” has the meaning ascribed to “affiliated companies” in the Securities Act (Quebec) as amended from time to time, provided that for purposes of applying the definition, any partnership will be considered to be a company the shareholders of which are the shareholders of its general partner or managing partner.

“Articles” means the articles of incorporation of the Corporation to which are attached this Schedule I.

“Asset Disposition” means, with respect to any Reference Entity, the sale, lease, license, transfer, assignment or other disposition of, or the expropriation, condemnation, destruction or other loss of, all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one transaction or a series of transactions pursuant to which the disposing party shall receive, in payment thereof, cash or a cash equivalent, other than (i) inventory sold in the ordinary course of business upon customary credit terms, (ii) sales of scrap or obsolete material or equipment which are not material in the aggregate, (iii) sales or other dispositions of assets which are not in the ordinary course of business or leases of real property or personal property (under which a Reference Entity is party), in any such case, which have a Fair Market Value less than Cdn$2,000,000 for any transaction and less than Cdn$2,000,000 for all such series of transactions in any fiscal year and which are no longer used or useful in the business, (iv) licenses granted to third parties in the ordinary course of business, and (v) property sold to another Reference Entity. In the case of an expropriation, condemnation, destruction or other loss of any property, any insurance proceeds or other indemnity received as a result of such event may be used within the 90-day period following the receipt of such insurance proceeds or other indemnity to replace the property so disposed of and such sale or disposition will not constitute an Asset Disposition.

“associate” has the meaning ascribed thereto in the Securities Act (Quebec) as amended from time to time.

“Average Common Share Price” means, as at any particular date, the weighted average trading price on the TSX (or if not listed on the TSX, on any other Recognized Exchange on which such shares are traded) per share of the Class A Restricted Voting Shares and Class B Non-Voting Shares during the twenty (20) consecutive trading days ending five (5) trading days prior to such date.

“Board” means the board of directors of the Corporation as appointed from time to time.

“Business Day” means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Montreal, Quebec, Toronto, Ontario and New York, New York.

“Canadian” means a Canadian within the meaning of such term in the Canadian Telecommunications Common Carrier Ownership and Control Regulations SOR/94-667 enacted pursuant to the Telecommunications Act.

“Canadian Ownership and Control Provisions” means Canadian ownership and control provisions established in the Telecommunications Act, in the Radiocommunications Act, and related regulations.

“Capital Expenditures” means, for any period, all consolidated expenditures of the Reference Entities (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized) during such period that, in conformity with GAAP, are included in “capital expenditures”, “additions to property, plant or equipment” or comparable items, but excluding for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount not exceeding any insurance proceeds received in connection with such destruction or damage.

“Capital Lease Obligations” means the obligations of the Reference Entities to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the consolidated balance sheet of the Corporation under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Class A Restricted Voting Shares” has the meaning ascribed thereto in Section 1.

“Class B Non-Voting Shares” has the meaning ascribed thereto in Section 2.

“Constrained Class” means persons who are not Canadians.

“Corporation” means Microcell Telecommunications Inc., formerly 4130910 Canada Inc.

“Corporation Transaction Notice” means a written notice from the Corporation to each person who, at the date of such mailing or delivery or on the record date fixed for such purpose, is the person registered in the records of the Corporation as the holder of the

Transaction Shares to be redeemed, converted or exchanged, as the case may be. Such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears in the records of the Corporation, or in the event of the address of any such holder not appearing in the records of the Corporation, then to the last address of such holder known to the Corporation, at least ten (10) Business Days before the date specified for redemption, conversion or exchange, as the case may be. Such notice shall describe the redemption, conversion or exchange being effected, as the case may be, the date on which same is to take place and, if part only of the Transaction Shares held by the person to whom it is addressed is to be redeemed, converted or exchanged, as the case may be, the number thereof to be so redeemed, converted or exchanged, as the case may be.

“Credit Facilities” means, collectively, the credit agreements governing the Tranche A Exit Facility, Tranche B Debt and Tranche C Debt, respectively, as amended, restated or supplemented from time to time.

“Distress Preferred Shares” means shares that qualify as “distress preferred shares” for purposes of the ITA.

“EBITDA” means operating income (loss) of the Corporation excluding restructuring charges, impairment of intangible assets, depreciation and amortization, all calculated in accordance with GAAP.

“ECF EBITDA” means operating income (loss) plus, to the extent deducted in calculating operating income (loss), non-cash restructuring charges, impairment of intangible assets, depreciation and amortization, all as calculated in accordance with GAAP.

“Effective Date” means the date upon which the Plan is implemented and becomes effective in accordance with its terms.

“Equity Securities” means any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of a Reference Entity’s capital, whenever issued, including any interest in a partnership, limited partnership or other similar entity and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.

“Excess Cash Flow” means, for any fiscal year of the Corporation, consolidated ECF EBITDA of the Reference Entities for such period minus the sum (without duplication) of (i) scheduled principal payments made by the Reference Entities in respect of the Tranche B Debt during such period and scheduled principal payments made by the Reference Entities in respect of the Tranche C Debt during such period, (ii) principal payments made by the Reference Entities during such period under the Tranche A Exit Facility (including, under any Permitted Additional Exit Facility Debt), to the extent that such payments result in a corresponding decrease in the commitment amounts under the Tranche A Exit Facility, (iii) the principal portion of scheduled payments made by the Reference Entities on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted under the Tranche A Exit Facility and the

Tranche B Debt, (iv) cash interest paid by the Reference Entities in respect of such fiscal year, (v) Capital Expenditures made by the Reference Entities during such fiscal year to the extent permitted by the Tranche A Exit Facility and the Tranche B Debt and (vi) cash taxes applicable to such fiscal year paid or payable by the Reference Entities prior to the date of determination.

“Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable security at any date, the closing sale price of such marketable security on the Business Day next preceding such date, or, if there is no such closing sale price of such marketable security, the final price for the purchase of such marketable security at face value quoted on such business day by a leading financial institution.

“First Instruments” means the First Preferred Voting Shares, First Voting Units, First Preferred Non-Voting Shares and First Non-Voting Units, collectively.

“First Non-Voting Unit” means a First Unit which includes a First Preferred Non-Voting 2 Share.

“First Notes” means a series of subordinated convertible 9% notes of the Corporation in an amount equal to the aggregate FPS Redemption Price included in the First Units issuable pursuant to a certain First Unit Indenture between the Corporation and Computershare Trust Company of Canada as trustee to be dated the Effective Date.

“First Preferred Non-Voting Shares” has the meaning ascribed thereto in Subsection 3.4.

“First Preferred Non-Voting 2 Shares” has the meaning ascribed thereto in Subsection 3.5.

“First Preferred Voting Shares” has the meaning ascribed thereto in Subsection 3.2.

“First Preferred Voting 2 Shares” has the meaning ascribed thereto in Subsection 3.3.

“First Unit” means a unit consisting of a First Note together with one First Preferred Voting 2 Share or one First Preferred Non-Voting 2 Share, as the case may be.

“First Voting Unit” means a First Unit which includes a First Preferred Voting 2 Share.

“FPS Accretion Amount” means, as at any particular date, the amount equal to: the product obtained by the multiplication of (X) 0.045 by (Y) the FPS Redemption Price as

of the end of the immediately preceding semi-annual period (as calculated from time to time).

“FPS Redemption Price” means $15.00 per First Preferred Voting Share or per First Preferred Non-Voting Share as adjusted from time to time as set forth herein, as the case may be.

“FPS2 Redemption Price” means $0.0001 per First Preferred Voting 2 Share or per First Preferred Non-Voting 2 Share, as the case may be.

“Fundamental Transaction” means any amalgamation, arrangement, capital reorganization or other form of business combination of the Corporation with or into any other corporation resulting in (i) any reclassification or exchange of the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares, as the case may be, into other shares or securities of the Corporation or (ii) an adjustment in the number of the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares, as the case may be.

“Funded Debt” means obligations in respect of borrowed money, whether arising under credit agreements, notes, debentures or other debt instruments.

“GAAP” means generally accepted accounting principles in Canada as in effect from time to time.

“Grandfathered Holder” has the meaning set forth in Section 5.

“Holder Transaction Notice” means a written notice to the transfer agent of the Transaction Shares executed by the person registered in the records of the Corporation as the holder of the Transaction Shares, or by his or her attorney duly authorized in writing and specifying the number of Transaction Shares which the holder thereof desires to have exchanged or converted, as the case may be, and accompanied by: (a) if share certificates were issued to such holder, the share certificate or certificates representing the Transaction Shares which such holder desires to exchange or convert; (b) letters of transmittal, directions, transfers, powers of attorney and other documentation duly completed and executed by the person registered in the records of the Corporation as the holder of the Transaction Shares to be exchanged or converted or by his or her attorney duly authorized in writing as is specified by the transfer agent for the Transaction Shares, acting reasonably, as being required to give full effect to the exchange or conversion; (c) a statement as to the class or series of shares into which the Transaction Shares are being exchanged or converted; and (d) a duly completed and executed Residency Declaration, if applicable.

“Initial Issue Price” means an amount of $15.00 per New Instrument.

“In-the-Money” means that, as of any particular trading day, the Class A Restricted Voting Shares and Class B Non-Voting Shares continue to be listed and posted for trading on a Recognized Exchange and the Average Common Share Price as of such trading day is equal to or in excess of the then current FPS Redemption Price or SPS Redemption Price, as the case may be.

“ITA” means the Income Tax Act (Canada) and the regulations enacted thereunder, as amended from time to time.

“Liquidation Event” means a winding-up, liquidation or dissolution of the Corporation or any other distribution of its assets for the purpose of winding-up its affairs or otherwise.

“Mandatory Payments” shall have the meaning ascribed thereto in Section 6.

“Maximum Aggregate Holdings” means an aggregate of 33 1/3% of the total number of Voting Shares (or such other percentage of the total number of Voting Shares that may be permitted to be held by or on behalf of persons in the Constrained Class under the Canadian Ownership and Control Provisions without resulting in a contravention of the Canadian Ownership and Control Provisions applicable to any telecommunications common carrier in which the Corporation has an ownership interest), which is the total number of Voting Shares that may be held from time to time by or on behalf of persons in the Constrained Class.

“Net Proceeds” means, (a) with respect to any Asset Disposition, the gross amount received by the Reference Entities from such Asset Disposition, including proceeds of any insurance policies received by the Reference Entities in connection with such Asset Disposition and amounts received by the Reference Entities pursuant to any expropriation proceeding or condemnation proceeding in connection with such Asset Disposition, minus the sum of (i) the amount, if any, of all Taxes paid or payable by the Reference Entities directly resulting from such Asset Disposition (including the amount, if any, estimated by the relevant Reference Entity in good faith at the time of such Asset Disposition for Taxes payable by the Reference Entities on or measured by net income or gain resulting from such Asset Disposition, taking into account any Tax losses or credits available or to be available to the Reference Entities at the time such Taxes are payable that are not used to offset other income or gains), and (ii) the reasonable out-of-pocket costs and expenses incurred by the Reference Entities in connection with such Asset Disposition (including reasonable brokerage commissions and customary fees and expenses of counsel, investment bankers, accountants and other advisors paid to a Person other than an affiliate of the Reference Entities), and (b) with respect to any issuance of equity securities, the gross amount received by the Reference Entities from such issuance of equity securities, minus the reasonable out-of-pocket costs and expenses incurred by the Reference Entities in connection with such issuance of equity securities (including reasonable, legal, accounting, underwriting and brokerage fees and expenses paid to a Person other than an affiliate of the Reference Entities). For greater certainty, Net Proceeds in respect of the issuance of Equity Securities by a Reference Entity to another Reference Entity shall be nil.

“New Instruments” means the First Instruments and the Second Instruments.

“Non-Canadian Secured Creditors” means holders of First Preferred Non-Voting Shares and Second Preferred Non-Voting Shares entitled pursuant to the terms of the Plan to convert in the aggregate, each on a pro rata basis, either (i) up to 30,000 First Preferred Non-Voting Shares into 30,000 First Preferred Voting Shares, (ii) 30,000 Second Preferred Non-Voting Shares into 30,000 Second Preferred Voting Shares or (iii) a combination of the above not exceeding 30,000 shares in the aggregate.

“Non-Voting Shares” means, collectively, the Class B Non-Voting Shares, First Preferred Non-Voting Shares, First Preferred Non-Voting 2 Shares, Second Preferred Non-Voting Shares and Second Preferred Non-Voting 2 Shares and “Non-Voting Share” means any one of such shares.

“Permitted Additional Exit Facility Debt” means secured indebtedness, in an aggregate principal amount not exceeding an amount equal to Cdn$75,000,000 less the principal amount of the Tranche A Exit Facility on the Effective Date, incurred by Solutions at any time after such date, by way of an increase in the commitments under the Tranche A Exit Facility.

“Plan” means the plan of reorganization and of compromise and arrangement with respect to Microcell Telecommunications Inc. (to be designated 2861399 Canada Inc.) as of the Effective Date and certain of its subsidiaries filed pursuant to the Companies Creditors’ Arrangement Act and the Act.

“Radiocommunications Act” the Radiocommunications Act (Canada) R.S.C., c. R-2 and the regulations thereunder, as amended from time to time.

“Recognized Exchange” means the TSX or any “prescribed Canadian stock exchange” within the meaning of the ITA.

“Reference Entities” means the Corporation and its subsidiaries, other than Unrestricted Subsidiaries.

“Regulations” means the regulations under the Act as now enacted or as the same may from time to time be amended, varied, replaced, restated, re-enacted or supplemented.

“Required Amounts” shall have the meaning ascribed thereto in Section 6.

“Residency Declaration” means a declaration by a person attesting whether such person is Canadian or non-Canadian, in the form approved by the Corporation from time to time;

“SEC” means the United States Securities and Exchange Commission.

“Second Instruments” means Second Preferred Voting Shares, Second Voting Units, Second Preferred Non-Voting Shares and Second Non-Voting Units.

“Second Non-Voting Unit” means a Second Unit which includes a Second Preferred Non-Voting 2 Share.

“Second Notes” means a new series of subordinated convertible 9% notes of the Corporation in an amount equal to the aggregate SPS Redemption Price, included in the Second Units issuable pursuant to a certain Second Unit Indenture between the Corporation and Computershare Trust Company of Canada as trustee to be dated the Effective Date.

“Second Preferred Non-Voting Shares” has the meaning ascribed thereto in Subsection 4.4.

“Second Preferred Non-Voting 2 Shares” has the meaning ascribed thereto in Subsection 4.5.

“Second Preferred Voting Shares” has the meaning ascribed thereto in Subsection 4.2.

“Second Preferred Voting 2 Shares” has the meaning ascribed thereto in Subsection 4.3.

“Second Unit” means a unit consisting of a Second Note together with one Second Preferred Voting 2 Share or one Second Preferred Non-Voting 2 Share, as the case may be.

“Second Voting Unit” means a Second Unit which includes a Second Preferred Voting 2 Share.

“Solutions” means Microcell Solutions Inc., a corporation resulting from the amalgamation pursuant to the Act of 4130880 Canada Inc., Microcell Connexions Inc., Microcell Solutions Inc., Microcell Capital Inc., Microcell Labs Inc., Microcell i5 Inc. and Masq Inc. on the date of implementation of the Plan.

“SPS Accretion Amount” means, as at any particular date, the amount equal to the product obtained by the multiplication of (X) 0.045 by (Y) the SPS Redemption Price as of the end of the immediately preceding semi-annual period (as calculated from time to time).

“SPS Redemption Price” means $15.00 per Second Preferred Voting Share or per Second Preferred Non-Voting Share (as adjusted from time to time as provided herein), as the case may be.

“SPS2 Redemption Price” means $0.0001 per Second Preferred Voting 2 Share or per Second Preferred Non-Voting 2 Share, as the case may be.

“Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers’ compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

“Telecommunications Act” means the Telecommunications Act (Canada) S.C. 1993, c. 38 and the regulations thereunder, as amended from time to time.

“Tranche A Exit Facility” means the secured revolving credit facility in the aggregate principal amount of at least $25,000,000 and not more than $75,000,000 established in favour of Solutions pursuant to a certain credit agreement to be dated the Effective Date between inter alia, Solutions and JP Morgan Chase Bank as Agent, as amended, restated or supplemented from time to time, and includes any hedging arrangements entered into by Solutions in accordance with the provisions of such credit agreement.

“Tranche B Debt” means the certain term loan to be made to consisting of a Canadian dollar series and a U.S. dollar series pursuant to a certain credit agreement to be dated the Effective Date between, inter alia, Solutions and JP Morgan Chase Bank as Agent, as amended, restated or supplemented from time to time.

“Tranche C Debt” means the secured non-revolving term loans in the aggregate principal amount of no more than $50,000,000 to be issued by Solutions pursuant to a certain Credit Agreement to be dated the Effective Date between, inter alia, Solutions and JP Morgan Chase Bank as Agent, as amended, restated or supplemented from time to time.

“Transfer Agent” means the transfer agent from time to time for such type or class of securities of the Corporation as the context may require.

“Transaction Shares” means shares of any class or series in the capital of the Corporation being redeemed, exchanged or converted, as the case may be, pursuant to any of the provisions hereof.

“TSX” means the Toronto Stock Exchange, a division of TSX Inc. through which the senior listing operations of TSX Group Inc. are conducted.

“Unrestricted Subsidiaries” means Inukshuk Internet Inc. and Telcom Investments Inc. (but only for so long as the sole activity of Telcom Investments Inc. is serving as general partner of GSM Capital Partners) and any other subsidiary of the Corporation identified as such from time to time in the financial reports of the Corporation.

“Voting Shares” means, collectively, the Class A Restricted Voting Shares, First Preferred Voting Shares, First Preferred Voting 2 Shares, Second Preferred Voting Shares and Second Preferred Voting 2 Shares and “Voting Share” means any one of such shares.

“Warrants” means, collectively, the 2005 warrants and 2008 warrants issued by the Corporation pursuant to certain warrant indentures between the Corporation and Computershare Trust Company of Canada, as trustee, each to be dated as of the Effective Date.

B) Notices

On or after the date specified for a redemption, conversion or exchange in any Corporation Transaction Notice, the Corporation shall give effect to the proposed redemption, conversion or exchange, as the case may be, upon presentation and surrender of the certificates for the Transaction Shares so affected at the registered office of the Corporation or at such other place or places as may be specified in such notice, and such certificates shall thereupon be cancelled, and the Transaction Shares represented thereby shall thereupon be redeemed, converted or exchanged, as the case may be. From and after the date specified in such notice, the holders of the Transaction Shares called for redemption, exchange or conversion, as the case may be, shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the consideration for such redemption, exchange or conversion, as the case may be, unless the Corporation shall not proceed with such transaction, in which case the rights of the holders of such Transaction Shares shall remain unaffected. On or before the date specified in such notice, the Corporation shall have the right to deposit such consideration with any trust company in Canada named in the notice, to be remitted to or to the order of the respective holders of such Transaction Shares upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, conversion or exchange, as the case may be, whichever is later, the Transaction Shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed, exchanged or converted, as the case may be, and the rights of the respective holders thereof, after such deposit or after such date, as the case may be, shall be limited to receiving the consideration to which they are entitled in respect of their respective Transaction Shares against presentation and surrender of the certificates representing such Transaction Shares.

The classes and maximum number of shares that the Corporation is authorized to issue are:

An unlimited number of Class A Restricted Voting Shares;

An unlimited number of Class B Non-Voting Shares;

An unlimited number of First Preferred Shares, issuable in series as First Preferred Voting Shares, First Preferred Non-Voting Shares, First Preferred Voting 2 Shares and First Preferred Non-Voting 2 Shares; and

An unlimited number of Second Preferred Shares, issuable in series as Second Preferred Voting Shares, Second Preferred Non-Voting Shares, Second Preferred Voting Series 2 Shares and Second Preferred Non-Voting 2 Shares.

1.	CLASS A RESTRICTED VOTING SHARES

Subject to the Articles, the Class A Restricted Voting Shares shall have attached thereto the rights, privileges, restrictions and conditions set forth in this Section 1.

1.1.	Voting.

Subject to the restrictions contained in Section 5 and subject to the Articles, each Class A Restricted Voting Share entitles the holder to receive notice of, to attend and to exercise (in person or by proxy) one vote at any meeting of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote pursuant to the provisions hereof or pursuant to the Act).

1.2.	Dividends.

Subject to Section 6, the Board may declare and cause to be paid dividends to the holders of the Class A Restricted Voting Shares from any assets at the time properly applicable to the payment of dividends, pari passu with the holders of the Class B Non-Voting Shares, on a per share basis. For purposes of the foregoing, the payment of dividends by way of a stock dividend in Class A Restricted Voting Shares on Class A Restricted Voting Shares and in Class B Non-Voting Shares on Class B Non-Voting Shares in the same number per share shall be considered to be a pari passu payment of dividends.

1.3.	Liquidation Event.

Subject always to the prior rights of the holders of the First Preferred Shares and the Second Preferred Shares, the holders of the Class A Restricted Voting Shares shall be entitled to receive the remaining assets of the Corporation upon any Liquidation Event, pari passu with the holders of the Class B Non-Voting Shares, on a per share basis.

1.4	Exchange.

1.4.1	Each Class A Restricted Share may be exchanged into one Class B Non-Voting Share, at any time and from time to time, upon delivery by the holder of such Class A Restricted Share of a duly completed and executed Holder Transaction Notice. If applicable, upon receipt by the transfer agent of such notice, the Corporation shall issue or cause to be issued a share certificate representing fully paid Class B Non-Voting Shares.

1.4.2	The Corporation shall not subdivide its Class A Restricted Voting Shares into a greater number of shares or issue in exchange for such Class A Restricted Voting Shares a greater number of Class A Restricted Voting Shares without, concurrently therewith, effecting a subdivision or exchange of the Class B Non-Voting Shares in the same proportion; and the Corporation shall not reduce the number of Class A Restricted Voting Shares by combination or consolidation of shares or issue in exchange for its outstanding Class A Restricted Voting Shares a smaller number of Class A Restricted Voting Shares without effecting concurrently therewith a combination, consolidation or exchange of shares of the Class B Non-Voting Shares in the same proportion.

2.	CLASS B NON-VOTING SHARES

Subject to the Articles, the Class B Non-Voting Shares shall have attached thereto the rights, privileges, conditions and restrictions set forth in this Section 2.

2.1.	Voting.

The holders of the Class B Non-Voting Shares shall be entitled to receive notice of and to attend any meeting of shareholders at which the holders of Class A Restricted Voting Shares are entitled to vote. Notwithstanding the foregoing, the Class B Non-Voting Shares shall not entitle the holders thereof to any voting rights either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except as otherwise expressly provided in these Articles or in the Act and subject to the restrictions contained in Section 5.

2.2.	Dividends.

Subject to Section 6, the Board may declare and cause to be paid dividends to the holders of the Class B Non-Voting Shares from any assets at the time properly applicable to the payment of dividends, pari passu with the holders of the Class A Restricted Voting Shares, on a per share basis. For purposes of the foregoing, the payment of dividends by way of a stock dividend in Class A Restricted Voting Shares on Class A Restricted Voting Shares and in Class B Non-Voting Shares on Class B Non-Voting Shares in the same number per share shall be considered to be a pari passu payment of dividends.

2.3.	Liquidation Event.

Subject always to the prior rights of the holders of the First Preferred Shares and the Second Preferred Shares, the holders of the Class B Non-Voting Shares shall be entitled to receive the remaining assets of the Corporation upon any Liquidation Event, pari passu with the holders of the Class A Restricted Voting Shares, on a per share basis.

2.4.	Exchange.

2.4.1	Each Class B Non-Voting Share may be or will be, as the case may be, exchanged for one Class A Restricted Voting Share, subject to the provisions of Section 7:

(a)	at the option of the holder exercisable at any time and from time to time by giving a Holder Transaction Notice accompanied by a Residency Declaration whereby such holder attests that it is Canadian. Upon receipt by the transfer agent of such notice and, if applicable, Residency Declaration, the Corporation shall issue or cause to be issued a share certificate representing fully paid Class A Restricted Voting Shares;

(b)	automatically, if and to the extent that the Canadian Ownership and Control Provisions are amended or repealed such that persons in the Constrained Class are permitted to hold Class A Restricted Voting Shares without resulting in a contravention of the Canadian Ownership and Control Provisions provided, however, that no exchange shall occur until at least 1% of the then outstanding Class B Non-Voting Shares can be exchanged; or

(c)	in the circumstances described in paragraph 2.5 hereof, but only in the manner set out therein.

2.4.2	The Corporation shall not subdivide the Class B Non-Voting Shares into a greater number of shares or issue in exchange for the Class B Non-Voting Shares a greater number of Class B Non-Voting Shares without, concurrently therewith, effecting a subdivision or exchange of the Class A Restricted Voting Shares in the same proportion; and the Corporation shall not reduce the number of Class B Non-Voting Shares by combination or consolidation of shares or issue in exchange for its outstanding Class B Non-Voting Shares a smaller number of Class B Non-Voting Shares without effecting concurrently therewith a combination, consolidation or exchange of shares of the Class A Restricted Voting Shares in the same proportion.

2.5.	Coattails.

2.5.1	In paragraphs 2.5.2 through 2.5.8 hereof, the following terms shall have the following meanings:

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

“Converted Shares” means Class A Restricted Voting Shares resulting from the conversion of Class B Non-Voting Shares into Class A Restricted Voting Shares pursuant to paragraph 2.5.2 hereof;

“Exclusionary Offer” means an offer to purchase Class A Restricted Voting Shares that:

(a)	must, by reason of applicable securities legislation or the requirements of the TSX or the requirements of the Act, be made to all or substantially all holders of Class A Restricted Voting Shares who are in a province of Canada to which the requirements apply; and

(b)	is not made concurrently with an offer to purchase Class B Non-Voting Shares that is identical to the offer to purchase Class A Restricted Voting Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for Class A Restricted Voting Shares), and that has no condition attached thereto other than the right not to take up and pay for Class B Non-Voting Shares tendered if no Class A Restricted Voting Shares are purchased pursuant to the offer for Class A Restricted Voting Shares;

for the purposes of this definition, if an offer to purchase Class A Restricted Voting Shares would be an Exclusionary Offer but for the provisions of clause (b), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class B Non-Voting Shares;

“Expiry Date” means the last date upon which holders of Class A Restricted Voting Shares may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made;

“Offeror” means a person or company that makes an offer to purchase Class A Restricted Voting Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is acting jointly or in concert with the bidder (whether or not disclosed in the offering document relating to such offer); and

2.5.2	Subject to paragraph 2.5.5 hereof, if an Exclusionary Offer is made, each outstanding Class B Non-Voting Share shall be convertible into one fully paid Class A Restricted Voting Share at the option of the holder thereof exercisable by giving a Holder Transaction Notice at any time during the Conversion Period accompanied by: (a) the share certificate or certificates representing the Class B Non-Voting Shares which the holder desires to convert; and (b) the letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by the holder or by his or her attorney duly authorized in writing as is specified by the Transfer Agent for the Class A Restricted Voting Shares, acting reasonably, as being required to give full effect to the reconversion into Class B Non-Voting Shares of the Converted Shares as contemplated by paragraphs 2.5.3 and 2.5.4. Upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Class A Restricted Voting Shares as prescribed above and in accordance with paragraph 2.5.4. If less than all of the Class B Non-Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Class B Non-Voting Shares represented by the original share certificate which are not to be converted.

Notwithstanding the conversion rights provided for under this paragraph 2.5.2, no holder of Class B Non-Voting Shares shall be entitled to exercise such conversion right if the Offeror under any Exclusionary Offer is acting in concert with such holder, is an associate or an affiliate of such holder or if under any applicable securities laws the shares of such holder and the Offeror are deemed to be held by the same person.

2.5.3	An election by a holder of Class B Non-Voting Shares to exercise the conversion right provided for in paragraph 2.5.2 shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Shares in acceptance of the Exclusionary Offer (subject to such holder’s rights to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law); and (ii) to exercise the right to convert into Class B Non-Voting Shares all Converted Shares in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer. Any conversion of Converted Shares into Class B Non-Voting Shares pursuant to such deemed election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class B Non-Voting Shares pursuant to such deemed election shall become effective as follows:

(a)	in respect of an Exclusionary Offer which is completed, any shares which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(b)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

2.5.4	No share certificates representing Converted Shares shall be delivered to or to the order of the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Shares. If Converted Shares are converted into Class B Non-Voting Shares in accordance with the deemed election in paragraph 2.5.3, the Transfer Agent shall deliver to the holders entitled thereto a share certificate representing the Class B Non-Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph 2.5.4.

2.5.5	Subject to paragraph 2.5.6 hereof, the conversion right provided for in paragraph 2.5.2 hereof shall not come into effect if:

(a)	prior to the time at which the Exclusionary Offer is made there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class A Restricted Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(i)	tender any shares in acceptance of the Exclusionary Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(ii)	make any Exclusionary Offer;

(iii)	act jointly or in concert with any person or company that makes any Exclusionary Offer; or

(iv)	transfer any Class A Restricted Voting Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Restricted Voting Shares transferred or to be transferred to each transferee;

or

(b)	as of the end of the seventh day after the Offer Date, there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class A Restricted Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(i)	the number of Class A Restricted Voting Shares owned by the shareholder;

(ii)	that such shareholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(iii)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(iv)	that such shareholder shall not transfer any Class A Restricted Voting Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A

Restricted Voting Shares transferred or to be transferred to each transferee;

or

(c)	as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (a) or (b) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class A Restricted Voting Shares, exclusive of shares owned immediately prior to the Offer Date by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.

2.5.6	If a notice referred to in sub-clause 2.5.5(a)(i), 2.5.5(a)(iv), 2.5.5(b)(iii) or 2.5.5(b)(iv) hereof is given and the conversion right provided for in paragraph 2.5.2 hereof has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Class A Restricted Voting Shares in respect of which there are subsisting certificates that comply with either clause 2.5.5(a) or 2.5.5(b) hereof. For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the Class A Restricted Voting Shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause 2.5.5(a)(iv) or 2.5.5(b)(iv) hereof shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause 2.5.5(a)(iv) or 2.5.5(b)(iv) hereof shall be deemed to be a person or company from whom the Transfer Agent does not have a subsisting certificate unless the Transfer Agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the Transfer Agent has a subsisting certificate. If the number of Class A Restricted Voting Shares so determined does not exceed 50% of the number of then outstanding Class A Restricted Voting Shares, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph 2.5.5 hereof shall cease to apply and the conversion right provided for in paragraph 2.5.2 hereof shall be in effect for the remainder of the Conversion Period.

As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Class B Non-Voting Shares a notice advising the holders as to whether they are entitled to convert their Class B Non-Voting Shares into Class A Restricted Voting Shares and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph 2.5.6 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor. Failure to send such notice will not adversely affect the rights of the holders of Class B Non-Voting Shares hereunder.

If a notice referred to in paragraph 2.5.6 discloses that the conversion right has come into effect, the notice shall:

(a)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

(b)	include the information set out in paragraph 2.5.3 hereof; and

(c)	be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of Class A Restricted Voting Shares in respect of such offer, and as soon as reasonably possible after any additional material, including any notice of variation, is sent to the holders of Class A Restricted Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Class B Non-Voting Shares.

2.5.7	Forthwith after sending any notice referred to in paragraph 2.5.6, the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

2.5.8	Notwithstanding the provisions of the Act, in the event that any Converted Shares are reconverted into Class B Non-Voting Shares pursuant to the provisions of paragraph 2.5.3 above, the stated capital account in respect of such Class B Non-Voting Shares shall be increased by the amount by which the stated capital account maintained for such shares was reduced by the conversion of such shares into Converted Shares.

3.	FIRST PREFERRED SHARES

Subject to the Articles, the First Preferred Shares shall have attached thereto the rights, privileges, restrictions and conditions set forth in this Section 3.

The First Preferred Shares shall be issued in the following series, each series to consist of an unlimited number of shares: First Preferred Voting Shares, First Preferred Voting 2 Shares, First Preferred Non-Voting Shares and First Preferred Non-Voting 2 Shares. The First Preferred Shares of all series shall rank on parity with each other with respect to the payment of dividends and the distribution of assets upon a Liquidation Event.

If the First Preferred Shares are determined to be “taxable preferred shares” other than “short term preferred shares” (as such terms are respectively defined in the ITA), the Corporation will make an election under Subsection 191.2(1) of the ITA to increase its tax liability under Part VI.1 of the ITA to 40% or such other rate required so that no holder of such shares would be required to pay tax under Part IV.1 of the ITA on dividends on such shares.

3.1.	Anti-Layering

Provided there remain outstanding First Instruments of any type or class representing in the aggregate an Initial Issue Price in excess of $75,000,000, the approval: (i) by written resolution signed by holders of First Instruments representing a majority of the First Instruments then outstanding (measured by reference to their redemption price or face amount, as applicable) or (ii) by a majority of votes cast by the holders of First Instruments represented in person or by proxy at a meeting called for such purpose will be required before the Corporation and its subsidiaries either (X) issue any shares ranking prior to or pari passu with the First Preferred Shares other than any series of First Preferred Shares forming part of First Units issued upon redemption of First Preferred Shares, or (Y) incur Funded Debt (other than as permitted under the Credit Facilities, First Units or Second Units), as a result of which the aggregate consolidated Funded Debt of the Corporation (other than Funded Debt of Unrestricted Subsidiaries) would be in excess of 4.0 times consolidated annual EBITDA (other than EBITDA of Unrestricted Subsidiaries), calculated on a pro forma basis based upon the consolidated EBITDA (other than EBITDA of Unrestricted Subsidiaries) for the four (4) consecutive quarters ended as at the fiscal quarter-end immediately prior to the date of the resolution of the Board approving such incurrence.

3.2.	First Preferred Voting Shares

3.2.1	Voting.

Subject to the restrictions contained in Section 5: (a) each First Preferred Voting Share entitles the holder to receive notice of, to attend and to exercise one vote (in person or by proxy) at any meeting of holders of First Preferred Shares as a class or at any meeting of holders of First Preferred Voting Shares as a series; and (b) each holder of First Preferred Voting Shares is entitled to vote together with the holders of the Class A Restricted Voting Shares on an “as converted” basis, on any matter on which holders of the Class A Restricted Voting Shares are entitled to vote.

3.2.2	Dividends.

The holders of the First Preferred Voting Shares shall be entitled to fixed, non-cumulative, preferred dividends at the rate of 9% per annum calculated on the FPS Redemption Price, payable, if declared and subject to Section 6, in cash semi-annually, in arrears, on the 1st day of June and December of each year, commencing on June 1, 2003. All dividends declared on the First Preferred Voting Shares and on the First Preferred Non-Voting Shares shall be declared and paid at the same time, and in equal amounts, share for share, without any preference or priority of one series over another but in priority to the payment of any dividend on the Class A Restricted Voting Shares, Class B Non-Voting Shares or any series of Second Preferred Shares.

3.2.3	Liquidation Event.

Upon any Liquidation Event, the holders of the First Preferred Voting Shares shall be entitled to receive pari passu with the holders of the First Preferred Non-Voting Shares, the First Preferred Voting 2 Shares and First Preferred Non-Voting 2 Shares and in priority to any payment or distribution in respect of shares of any other class, an amount per share equal to the FPS Redemption Price plus any declared but unpaid dividends. In the event of an insufficiency of assets to pay in full the amounts to which the holders of First Preferred Voting Shares are entitled upon a Liquidation Event, the holders of First Preferred Voting Shares, First Preferred Non-Voting Shares, First Preferred Voting 2 Shares and First Preferred Non-Voting 2 Shares shall, on a per share basis, participate rateably in any distribution to holders of First Preferred Shares, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

3.2.4	Conversion.

The First Preferred Voting Shares shall have the following conversion rights:

(a)	each First Preferred Voting Share will be convertible into one Class A Restricted Voting Share at the option of the holder at any time and from time to time, subject always to the provisions of Section 7, upon delivery of a duly completed and executed Holder Transaction Notice. If applicable, upon receipt by the Transfer Agent of such notice, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Class A Restricted Voting Shares;

(b)	if at any time prior to the fifth anniversary of the Effective Date, the Corporation shall complete an offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares for gross proceeds of not less than $150,000,000 and at a per share price equal to or greater than 200% of the then current FPS Redemption Price and the proceeds thereof are used as described in Section 6 hereof, then the First Preferred Voting Shares which remain outstanding after the application of such proceeds may be converted, at the option of the Corporation, at any time thereafter, into Class A Restricted Voting Shares, on a share-for-share basis, by way of a Corporation Transaction Notice to such effect; the Corporation Transaction Notice may be given at any time after the completion of the offering of the Class A Restricted Voting Shares and/or Class B Non-Voting Shares provided that the Corporation has applied the proceeds thereof as described in Section 6 or has set aside the monies for application as therein provided for;

(c)	at any time on or after the fifth anniversary of the Effective Date, each First Preferred Voting Share will automatically be converted into one Class A Restricted Voting Share if, on the 25th day (or if such day is not a trading day, then on the next following trading day) after the date of the press release of the Corporation announcing its quarterly or annual financial results, as the case may be, the First Preferred Voting Shares are In-the-Money, by way of a Corporation Transaction Notice to such effect; and

(d)	under the circumstances described in subparagraph 3.2.6(b)(ii).

A holder of First Preferred Voting Shares shall not be entitled to any payment on account of the FPS Redemption Price upon exercise of any conversion right by such holder or by the Corporation pursuant to this paragraph 3.2.4.

All conversion rights provided for in this paragraph 3.2.4 are subject to a registration statement having been filed by the Corporation and having been declared effective by the SEC under the 1933 Act or to an exemption being available under the 1933 Act in connection with the issuance of shares resulting form the exercise of such conversion right. If such exemption is not available as of November 1, 2003, the Corporation will file, on a date not earlier than November 1, 2003 and not later than December 1, 2003, such a registration statement with the SEC and will use reasonable commercial efforts to have the SEC declare such registration statement effective.

3.2.5	Exchange.

Each First Preferred Voting Share may be exchanged for one First Preferred Non-Voting Share, at the option of the holder, at any time upon the provision by such holder of a duly completed and executed Holder Transaction Notice. Upon receipt by the Transfer Agent of any such notice, the Corporation shall issue or cause to be issued a share certificate representing fully paid First Preferred Non-Voting Shares.

3.2.6	Redemption.

The First Preferred Voting Shares may be, or will be, as the case may be, redeemed in the following circumstances:

(a)	at any time, in whole or in part, at the option of the Corporation, at a price per share equal to the then current FPS Redemption Price, in cash, provided however that holders thereof may exercise any conversion rights pursuant to Section 3.2.4(a) prior to any such redemption;

(b)	on the tenth anniversary of the Effective Date (i) the Corporation will redeem all of the First Preferred Voting Shares at a price per share equal to the then current FPS Redemption Price, payable in cash or (ii) at the Corporation’s option, if the Class A Restricted Voting Shares and the Class B Non-Voting Shares are then listed and posted for trading on a Recognized Exchange, the First Preferred Voting Shares may be redeemed in consideration of the issuance of such number of Class A Restricted Voting Shares as is equal to the quotient obtained when the

FPS Redemption Price as at the tenth anniversary of the Effective Date is divided by the Average Common Share Price as of the day before the tenth anniversary of the Effective Date;

(c)	the Corporation will redeem the First Preferred Voting Shares prior to the tenth anniversary of the Effective Date at the then current FPS Redemption Price to the extent that the Corporation has remaining Excess Cash Flow, proceeds from Asset Dispositions and proceeds from equity offerings available for such purpose as provided in Section 6 hereof;

(d)	the First Preferred Voting Shares are redeemable at any time prior to the tenth anniversary of the Effective Date, in whole, at the option of the Corporation, upon satisfaction of the FPS Redemption Price as at the redemption date by issuing First Voting Units listed on a Recognized Exchange comprising First Notes having, in the aggregate, principal amounts equal to the then current FPS Redemption Price, provided that, concurrently with such redemption, First Preferred Non-Voting Shares are redeemed pursuant to 3.4.6(d) and Second Preferred Shares are redeemed pursuant to Section 4.2.6(d) and Section 4.4.6(d).

Any redemption of First Preferred Voting Shares pursuant to this Section 3.2.6 shall be effected by way of a Corporation Transaction Notice to such effect sent by the Corporation to each holder of First Preferred Voting Shares to be redeemed, provided that in the case of a redemption under paragraph (a) above, the Corporation Transaction Notice shall be sent at least fifteen (15) Business Days before the date specified for redemption of First Preferred Voting Shares, during which period the holders thereof may, if they so elect, exercise the conversion rights attached to such First Preferred Voting Shares pursuant to Section 3.2.4(a) by way of a Holder Transaction Notice to such effect.

So long as any First Preferred Voting Shares remain outstanding, on November 1st and May 1st of every year, starting on November 1st, 2003, the FPS Redemption Price shall be increased by an amount equal to the FPS Accretion Amount and reduced by the amount of any cash dividend that has been declared and paid in respect of such semi-annual period.

In the event of any redemption or mandatory conversion of First Preferred Voting Shares other than as at the end of a semi-annual period, the FPS Redemption Price of the First Preferred Voting Shares to be redeemed or converted shall be increased by an amount equal to the FPS Accretion Amount, adjusted on a pro rata basis with reference to the number of days from the beginning of the then current semi-annual period to the date of such redemption or conversion and reduced by the amount of any cash dividend that has been declared and paid on such shares in respect of such period.

3.3.	First Preferred Voting 2 Shares

3.3.1	Voting.

Subject to the restrictions contained in Section 5: (a) each First Preferred Voting 2 Share entitles the holder to receive notice of, to attend and to exercise one vote (in person or by proxy) at any meeting of the holders of First Preferred Shares as a class or any meeting of holders of First Preferred Voting 2 Shares as a series; and (b) each holder of First Preferred Voting 2 Shares shall be entitled to vote together with the holders of the Class A Restricted Voting Shares on a “as converted” basis on any matter on which holders of Class A Restricted Voting Shares are entitled to vote.

3.3.2	Liquidation Event.

Upon any Liquidation Event, the holders of First Preferred Voting 2 Shares shall be entitled to receive, pari passu with the holders of First Preferred Non-Voting 2 Shares, First Preferred Voting Shares and First Preferred Non-Voting Shares and in priority to any other class of shares an amount per share equal to the FPS2 Redemption Price. In the event of an insufficiency of assets to pay in full the amounts to which the holders of First Preferred Voting 2 Shares are entitled upon a Liquidation Event, holders of First Preferred Voting 2 Shares, First Preferred Non-Voting 2 Shares, First Preferred Voting Shares and First Preferred Non-Voting Shares shall participate rateably in any distribution to holders of First Preferred Shares, on a per share basis, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

3.3.3	Redemption.

Each First Preferred Voting 2 Share will be automatically redeemed at the FPS2 Redemption Price upon the repayment, redemption or conversion of the First Unit of which it forms part. The First Preferred Voting 2 Shares shall not be redeemed except as set forth in this paragraph 3.3.3

3.3.4	Dividends.

The holders of First Preferred Voting 2 Shares shall not be entitled to receive any dividends in respect thereof.

3.4.	First Preferred Non-Voting Shares

3.4.1	Voting.

The holders of the First Preferred Non-Voting Shares shall be entitled to receive notice of and to attend any meeting of shareholders at which the holders of First Preferred Voting Shares are entitled to vote. Notwithstanding the foregoing, the First Preferred Non-Voting Shares shall not entitle the holders thereof to any voting rights either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except as otherwise expressly provided in these Articles or in the Act and subject to the restrictions contained in Section 5.

3.4.2	Dividends.

The holders of the First Preferred Non-Voting Shares shall be entitled to fixed, non-cumulative, preferred dividends at the rate of 9% per annum calculated on the FPS Redemption Price payable, if declared and subject to Section 6, in cash semi-annually in arrears, on the 1st day of June and December of each year commencing on June 1, 2003. All dividends declared on the First Preferred Voting Shares and on the First Preferred Non-Voting Shares shall be declared and paid at the same time, and in equal amounts, share for share, without any preference or priority of one series over another but in priority to the payment of any dividend on the Class A Restricted Voting Shares, Class B Non-Voting Shares or any series of Second Preferred Shares.

3.4.3	Liquidation Event.

Upon any Liquidation Event, the holders of the First Preferred Non-Voting Shares shall be entitled to receive, pari passu with the holders of First Preferred Voting Shares, First Preferred Voting 2 Shares and First Preferred Non-Voting 2 Shares, and in priority to any payment or distribution in respect of shares of any other class, an amount per share equal to the FPS Redemption Price plus any declared but unpaid dividends. In the event of an insufficiency of assets to pay in full the amounts to which the holders of the First Preferred Non-Voting Shares are entitled upon a Liquidation Event, the holders of First Preferred Voting Shares, First Preferred Non-Voting Shares, First Preferred Voting 2 Shares and First Preferred Non-Voting 2 Shares shall participate rateably in any distribution to holders of First Preferred Shares, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

3.4.4	Conversion.

The First Preferred Non-Voting Shares shall have the following conversion rights:

(a)	each First Preferred Non-Voting Share will be convertible into one Class B Non-Voting Share at the option of the holder at any time and upon the provision by such holder of a duly completed and executed Holder Transaction Notice. If applicable, upon receipt by the Transfer Agent of such notice, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Class B Non-Voting Shares;

(b)	if at any time prior to the fifth anniversary of the Effective Date, the Corporation shall complete an offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares for gross proceeds of not less than $150,000,000 and at a per share price equal to or greater than 200% of the current FPS Redemption Price and the proceeds thereof are used as described in Section 6, the First Preferred Non-Voting Shares which remain outstanding after the application of such proceeds may be converted, at the option of the Corporation, at any time thereafter, into Class B Non-Voting Shares, on a share-for-share basis, by way of a Corporation Transaction Notice to such effect; the Corporation Transaction Notice may be given at any time after the completion of the offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares provided that the Corporation has applied the proceeds thereof as described in Section 6 or has set aside the monies for application as therein provided for;

(c)	at any time on or after the fifth anniversary of the Effective Date, each First Preferred Non-Voting Share will automatically be converted into one Class B Non-Voting Share if on the 25th day (or if such day is not a trading day, then on the next following trading day) after the date of the press release of the Corporation announcing its quarterly or annual financial results, as the case may be, the First Preferred Non-Voting Shares are In-the-Money, by way of a Corporation Transaction Notice to such effect; and

(d)	under the circumstances described in subparagraph 3.4.6(b)(ii).

A holder of First Preferred Non-Voting Shares shall not be entitled to any payment on account of the FPS Redemption Price upon exercise of any conversion right by each holder or by the Corporation pursuant to this paragraph 3.4.4.

All conversion rights provided for in this paragraph 3.4.4 are subject to a registration statement having been filed by the Corporation and having become effective under the 1933 Act or to an exemption being available under the 1933 Act in connection with the issuance of shares resulting form the exercise of such conversion right. If such exemption is not available as of November 1, 2003, the Corporation will file, on a date not earlier than November 1, 2003 and not later than December 1, 2003, such a registration statement with the SEC and will use reasonable commercial efforts to have the SEC declare such registration statement effective.

3.4.5	Exchange.

Each First Preferred Non-Voting Share may be or will be, as the case may be, exchangeable for one First Preferred Voting Share, subject to the provisions of Section 7, if:

(a)	at the option of the holder exercisable at any time and from time to time by giving a Holder Transaction Notice accompanied by a Residency Declaration whereby such holder attests that it is Canadian. Upon receipt by the Transfer Agent of such notice and, if applicable, Residency

Declaration, the Corporation shall issue or cause to be issued a share certificate representing fully-paid First Preferred Voting Shares;

(b)	automatically, if and to the extent that the Canadian Ownership and Control Provisions are amended or repealed such that persons in the Constrained Class are permitted to hold First Preferred Voting Shares without resulting in a contravention of the Canadian Ownership and Control Provisions, provided no conversion thereunder shall occur until at least 1% of the then outstanding First Preferred Non-Voting Shares can be exchanged; or

(c)	any of the circumstances described in paragraph 3.4.7 hereof should occur, but only in the manner set out therein.

Notwithstanding Section 3.4.5(a), Non-Canadian Secured Creditors may exchange, by way of a Holder Transaction Notice to such effect, in the aggregate, each on a pro rata basis, either (i) up to 30,000 First Preferred Non-Voting Shares for 30,000 First Preferred Voting Shares, (ii) 30,000 Second Preferred Non-Voting Shares for 30,000 Second Preferred Voting Shares, or (iii) a combination of the above not exceeding 30,000 shares, provided that such exchange would not contravene the Canadian Ownership and Control Provisions.

3.4.6	Redemption.

The First Preferred Non-Voting Shares may be, or will be, as the case may be, redeemed in the following circumstances:

(a)	at any time, in whole or in part, at the option of the Corporation, at a price per share equal to the then current FPS Redemption Price, in cash, provided however that holders thereof may exercise any conversion rights prior to any such redemption;

(b)	on the tenth anniversary of the Effective Date (i) the Corporation will redeem all of the First Preferred Non-Voting Shares at a price per share equal to the then current FPS Redemption Price payable in cash or (ii) at the Corporation’s option, if the Class A Restricted Voting Shares and the Class B Non-Voting Shares are then listed and posted for trading on a Recognized Exchange, the First Preferred Non-Voting Shares may be redeemed in consideration of the issuance of such number of Class B Non-Voting Shares as is equal to the quotient obtained when the FPS Redemption Price as at the tenth anniversary of the Effective Date is divided by the Average Common Share Price as of the day before the tenth anniversary of the Effective Date;

(c)	the Corporation will redeem the First Preferred Non-Voting Shares prior to the tenth anniversary of the Effective Date at the then current FPS Redemption Price to the extent that the Corporation has remaining Excess

Cash Flow, proceeds from Asset Dispositions and proceeds from equity offerings available for such purposes as provided in Section 6 hereof;

(d)	the First Preferred Non-Voting Shares are redeemable at any time prior to the tenth anniversary of the Effective Date, in whole, at the option of the Corporation, upon satisfaction of the FPS Redemption Price as at the redemption date by issuing First Non-Voting Units listed on a Recognized Exchange comprising First Notes having, in the aggregate, principal amounts equal to the then current FPS Redemption Price, provided that, concurrently with such redemption, First Preferred Voting Shares are redeemed pursuant to Section 3.2.6(d) and Second Preferred Shares are redeemed pursuant to Section 4.2.6(d) and Section 4.4.6(d).

Any redemption of First Preferred Non-Voting Shares pursuant to this Section 3.4.6 shall be effected by way of a Corporation Transaction Notice to such effect sent by the Corporation to each holder of First Preferred Non-Voting Shares to be redeemed, provided that in the case of a redemption under paragraph (a) above, the Corporation Transaction Notice shall be sent at least fifteen (15) Business Days before the date specified for redemption of First Preferred Non-Voting Shares, during which period the holders thereof may, if they so elect, exercise the conversion rights attached to such First Preferred Non-Voting Shares pursuant to Section 3.4.4(a) by way of a Holder Transaction Notice to such effect.

So long as any First Preferred Non-Voting Shares remain outstanding, on November 1st and May 1st of every year, starting on November 1st, 2003, the FPS Redemption Price shall be increased by an amount equal to the FPS Accretion Amount and reduced by the amount of any cash dividend that has been declared and paid in respect of such semi-annual period.

In the event of any redemption or mandatory conversion of First Preferred Non-Voting Shares other than as at the end of a semi-annual period, the FPS Redemption Price of the First Preferred Non-Voting Shares to be redeemed or converted shall be increased by an amount equal to the FPS Accretion Amount, adjusted on a pro rata basis with reference to the number of days from the beginning of the then current semi-annual period to the date of such redemption or conversion and reduced by the amount of any cash dividend that has been declared and paid on such shares in respect of such period.

3.4.7	Coattails.

(a)	In this Section 3.4.7, the following terms shall have the following meanings:

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date ;

“Converted Shares” means First Preferred Voting Shares resulting from the conversion of First Preferred Non-Voting Shares into First Preferred Voting Shares pursuant to paragraph (b) hereof;

“Exclusionary Offer” means an offer to purchase First Preferred Voting Shares that:

(i)	must, by reason of applicable securities legislation or the requirements of the TSX or the requirements of the Act, be made to all or substantially all holders of First Preferred Voting Shares who are in a province of Canada to which the requirements apply; and

(ii)	is not made concurrently with an offer to purchase First Preferred Non-Voting Shares that is identical to the offer to purchase First Preferred Voting Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for First Preferred Voting Shares), and that has no condition attached thereto other than the right not to take up and pay for First Preferred Non-Voting Shares tendered if no First Preferred Voting Shares are purchased pursuant to the offer for First Preferred Voting Shares;

for the purposes of this definition, if an offer to purchase First Preferred Voting Shares would be an Exclusionary Offer but for the provisions of clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase First Preferred Non-Voting Shares;

“Expiry Date” means the last date upon which holders of First Preferred Voting Shares may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made;

“Offeror” means a person that makes an offer to purchase First Preferred Voting Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person that is acting jointly or in concert with the bidder (whether or not disclosed in the offering document relating to such offer);

(b)	Subject to paragraph (f) hereof, if an Exclusionary Offer is made, each outstanding First Preferred Non-Voting Share shall be convertible into one fully paid First Preferred Voting Share at the option of the holder thereof exercisable by giving a Holder Transaction Notice any time during the Conversion Period accompanied by: (a) the share certificate or certificates representing the First Preferred Non-Voting Shares which the holder desires to convert; and (b) the letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by the holder or by his or her attorney duly authorized in writing as is specified by the Transfer Agent for the First Preferred Voting Shares, acting reasonably, as being required to give full effect to the reconversion into First Preferred Non-Voting Shares of the Converted Shares as contemplated by paragraphs (d) and (e). Upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid First Preferred Voting Shares as prescribed above and in accordance with paragraph (e). If less than all of the First Preferred Non-Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of First Preferred Non-Voting Shares represented by the original share certificate which are not to be converted.

(c)	Notwithstanding the conversion rights provided for under paragraph (b) above, no holder of First Preferred Non-Voting Shares shall be entitled to exercise such conversion right if the Offeror under any Exclusionary Offer is acting in concert with such holder, is an associate or an affiliate of such holder or if under any applicable securities laws the shares of such holder and the Offeror are deemed to be held by the same person.

(d)	An election by a holder of First Preferred Non-Voting Shares to exercise the conversion right provided for in paragraph (b) shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Shares in acceptance of the Exclusionary Offer (subject to such holder’s rights to subsequently withdraw such Converted Shares from the Exclusionary Offer in accordance with the terms thereof and applicable law); and (ii) to exercise the right to convert into First Preferred Non-Voting Shares all Converted Shares in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer. Any conversion of Converted Shares into First Preferred Non-Voting Shares pursuant to such deemed election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into First Preferred Non-Voting Shares pursuant to such deemed election shall become effective as follows:

(i)	in respect of an Exclusionary Offer which is completed, any shares which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(ii)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(e)	No share certificates representing Converted Shares shall be delivered to or to the order of the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Shares. If Converted Shares are converted into First Preferred Non-Voting Shares in accordance with the deemed election in paragraph (d), the Transfer Agent shall deliver to the holders entitled thereto a share certificate representing the First Preferred Non-Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph (e).

(f)	Subject to paragraph (g) hereof, the conversion right provided for in paragraph (b) hereof shall not come into effect if:

(i)	prior to the time at which the Exclusionary Offer is made there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding First Preferred Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(A)	tender any shares in acceptance of the Exclusionary Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(B)	make any Exclusionary Offer;

(C)	act jointly or in concert with any person that makes any Exclusionary Offer; or

(D)	transfer any First Preferred Voting Share, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of First Preferred Voting Shares transferred or to be transferred to each transferee;

or

(ii)	as of the end of the seventh day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding First Preferred Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(A)	the number of First Preferred Voting Shares owned by the shareholder;

(B)	that such shareholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(C)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(D)	that such shareholder shall not transfer any First Preferred Voting Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of First Preferred Voting Shares transferred or to be transferred to each transferee;

or

(iii)	as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (i) or (ii) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding First Preferred Voting Shares, exclusive of shares owned immediately prior, to the Exclusionary

Offer Date by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.

(g)	If a notice referred to in sub-clause 3.4.7(f)(i)(A) or (D) or 3.4.7(f)(ii)(C) or (D) hereof is given and the conversion right provided for in paragraph (b) hereof has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of First Preferred Voting Shares in respect of which there are subsisting certificates that comply with either subparagraph (f)(i) or (f)(ii) hereof. For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the First Preferred Voting Shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to be a person from whom the Transfer Agent does not have a subsisting certificate unless the Transfer Agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person from whom the Transfer Agent has a subsisting certificate. If the number of First Preferred Voting Shares so determined does not exceed 80% of the number of then outstanding First Preferred Voting Shares, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph (f) hereof shall cease to apply and the conversion right provided for in paragraph (b) hereof shall be in effect for the remainder of the Conversion Period.

(h)	As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of First Preferred Non-Voting Shares a notice advising the holders as to whether they are entitled to convert their First Preferred Non-Voting Shares into First Preferred Voting Shares and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph (g) hereof or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor. Failure to send such notice will not adversely affect the rights of the holders of First Preferred Non-Voting Shares hereunder.

(i)	If a notice referred to in paragraph (h) hereof discloses that the conversion right has come into effect, the notice shall:

(i)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

(ii)	include the information set out in paragraph (d) hereof; and

(iii) be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of First Preferred Voting Shares in respect of such offer, and as soon as reasonably possible after any additional material, including any notice of variation, is sent to the holders of First Preferred Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of First Preferred Non-Voting Shares.

(j)	Forthwith after sending any notice referred to in paragraph (h) hereof, the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

(k)	Notwithstanding the provisions of the Act, in the event that any Converted Shares are reconverted into First Preferred Non-Voting Shares pursuant to the provisions of paragraph (d) above, the stated capital account in respect of such First Preferred Non-Voting Shares shall be increased by the amount by which the stated capital account maintained for such shares was reduced by the conversion of such shares into Converted Shares.

3.5.	First Preferred Non-Voting 2 Shares

3.5.1	Voting.

The holders of the First Preferred Non-Voting 2 Shares shall be entitled to receive notice of and to attend any meeting of shareholders at which the holders of First Preferred Voting Shares are entitled to vote. Notwithstanding the foregoing, the First Preferred Non-Voting 2 Shares shall not entitle the holders thereof to any voting rights either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except as otherwise expressly provided in these Articles and in the Act and subject to the restrictions contained in Section 5.

3.5.2	Liquidation, etc.

Upon any Liquidation Event, the holders of the First Preferred Non-Voting 2 Shares shall be entitled to receive, pari passu with the holders of First Preferred Voting 2 Shares, First Preferred Voting Shares and First Preferred Non-Voting Shares and in priority to any other class of shares an amount per share equal to the FPS2 Redemption Price. In the event of an insufficiency of assets to pay in full the amounts to which the holders of the First Preferred Non-Voting 2 Shares are entitled upon a Liquidation Event, holders of First Preferred Voting 2 Shares, First Preferred Non-Voting 2 Shares, First Preferred Voting Shares and First Preferred Non-Voting Shares shall, on a per share basis, participate rateably in any distribution to the holders of First Preferred Shares, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

3.5.3	Exchange.

Each First Preferred Non-Voting 2 Share may be or will be, as the case may be, exchanged for one First Preferred Voting 2 Share, subject always to the provisions of Section 7:

(a)	at the option of the holder exercisable at any time and from time to time by giving a Holder Transaction Notice accompanied by a Residency Declaration whereby such holder attests that it is Canadian. Upon receipt by the Transfer Agent of such notice and, if applicable, Residency Declaration representing the First Non-Voting Units of which the First Preferred Non-Voting 2 Share form part, the Corporation shall issue or cause to be issued certificate or certificates representing First Voting Units;

(b)	automatically, if and to the extent that the Canadian Ownership and Control Provisions are amended or repealed such that persons in the Constrained Class are permitted to hold First Preferred Voting 2 Shares without resulting in a contravention of the Canadian Ownership and Control Provisions provided no exchange hereunder may occur until at least 1% of the then outstanding First Preferred Non-Voting 2 Shares can be exchanged; or

(c)	any of the circumstances described in paragraph 3.5.4 hereof should occur, but only in the manner set out therein.

3.5.4	Coattails.

(a)	In this paragraph 3.5.4 hereof, the following terms shall have the following meanings:

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date ;

“Converted Units” means First Voting Units resulting from the conversion of First Non-Voting Units into First Voting Units pursuant to paragraph (b) hereof;

“Exclusionary Offer” means an offer to purchase First Voting Units that:

(i)	must, by reason of applicable securities legislation or the requirements of the TSX or the requirements of the Act, be made to all or substantially all holders of First Voting Units who are in a province of Canada to which the requirements apply; and

(ii)	is not made concurrently with an offer to purchase First Non-Voting Units that is identical to the offer to purchase First Voting Units in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror , and in all other material respects (except with respect to the conditions that may be attached to the offer for First Voting Units), and that has no condition attached thereto other than the right not to take up and pay for First Non-Voting Units tendered if no First Voting Units are purchased pursuant to the offer for First Voting Units;

for the purposes of this definition, if an offer to purchase First Voting Units would be an Exclusionary Offer but for the provisions of clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase First Non-Voting Units;

“Expiry Date” means the last date upon which holders of First Voting Units may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made;

“Offeror” means a person that makes an offer to purchase First Voting Units (the “bidder”), and includes any associate or affiliate of the bidder or any person that is acting jointly or in concert with the bidder (whether or not disclosed in the offering document relating to such offer); and

(b) Subject to paragraph (f) hereof, if an Exclusionary Offer is made, each outstanding First Preferred Non-Voting 2 Share shall be convertible into one fully paid First Preferred Voting 2 Share at the option of the holder thereof exercisable by giving a Holder Transaction Notice at any time during the Conversion Period accompanied by: (a) the share certificate or certificates representing the First Non-Voting Units which the holder desires to convert; and (b) the letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by the holder or by his or her attorney duly authorized in writing as is specified by the Transfer Agent for the First Voting Units, acting reasonably, as being required to give full effect to the reconversion into First Non-Voting Units of the Converted Units as contemplated by paragraphs (d) and (e). The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid First Voting Units as prescribed above and in accordance with paragraph (e). If less than all of the First Non-Voting Units represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of First Non-Voting Units represented by the original share certificate which are not to be converted.

(c) Notwithstanding the conversion rights provided for under paragraph (b) above, no holder of First Non-Voting Units shall be entitled to exercise such conversion right if the Offeror under any Exclusionary Offer is acting in concert with such holder, is an associate or an affiliate of such holder or if under any applicable securities laws the shares of such holder and the Offeror are deemed to be held by the same person.

(d)	An election by a holder of First Non-Voting Units to exercise the conversion right provided for in paragraph (b) shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Units in acceptance of the Exclusionary Offer (subject to such holder’s rights to subsequently withdraw such Converted Units from the Exclusionary Offer in accordance with the terms thereof and applicable law); and (ii) to exercise the right to convert into First Non-Voting Units all Converted Units in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer. Any conversion of Converted Units into First Non-Voting Units pursuant to such deemed election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into First Non-Voting Units pursuant to such deemed election shall become effective as follows:

(i)	in respect of an Exclusionary Offer which is completed, any shares which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(ii)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(e)	No share certificates representing Converted Units shall be delivered to or to the order of the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Converted Units, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Units. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Units. If Converted Units are converted into First Non-Voting Units in accordance with the deemed election in paragraph (d), the Transfer Agent shall deliver to the holders entitled thereto a share certificate representing the First Non-Voting Units resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph (e).

(f)	Subject to paragraph (g) hereof, the conversion right provided for in paragraph (b) hereof shall not come into effect if:

(i)	prior to the time at which the Exclusionary Offer is made there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding First Voting Units, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(A)	tender any shares in acceptance of the Exclusionary Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(B)	make any Exclusionary Offer;

(C)	act jointly or in concert with any person that makes any Exclusionary Offer; or

(D)	transfer any First Preferred Voting 2 Share, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of First Voting Units transferred or to be transferred to each transferee;

or

(ii)	as of the end of the seventh day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding First Voting Units, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(A)	the number of First Voting Units owned by the shareholder;

(B)	that such shareholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(C)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(D)	that such shareholder shall not transfer any First Voting Units, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of First Voting Units transferred or to be transferred to each transferee;

or

(iii)	as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (i) or (ii) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding First Voting Units, exclusive of shares owned immediately prior, to the Exclusionary Offer Date by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.

(g)	If a notice referred to in sub-clause 3.5.4(f)(i)(A) or (D) or 3.5.4(f)(ii)(C) or (D) hereof is given and the conversion right provided for in paragraph (b) hereof has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of First Voting Units in respect of which there are subsisting certificates that comply with either clause (f)(i) or (f)(ii) hereof. For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the First Voting Units to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to be a person from whom the Transfer Agent does not have a subsisting certificate unless the Transfer Agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person from whom the Transfer Agent has a subsisting certificate. If the number of First Voting Units so determined does not exceed 80% of the number of then outstanding First Voting Units, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph (f) hereof shall cease to apply and the conversion right provided for in paragraph (b) hereof shall be in effect for the remainder of the Conversion Period.

(h)	As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of First Non-Voting Units a notice advising the holders as to whether they are entitled to convert their First Non-Voting Units into First Voting Units and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of subparagraph (g) or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor. Failure to send such notice will not adversely affect the rights of the holders of First Non-Voting Units hereunder.

(i)	If a notice referred to in subparagraph (h) discloses that the conversion right has come into effect, the notice shall:

(i)	include a description of the procedure to be followed to effect the conversion and to have the Converted Units tendered under the offer;

(ii)	include the information set out in paragraph (d) hereof; and

(iii)	be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of First Voting Units in respect of such offer, and as soon as reasonably possible after any additional material, including any notice of variation, is sent to the holders of First Voting Units in respect of the offer, the Corporation shall send a copy of such additional material to each holder of First Non-Voting Units.

(j)	Forthwith after sending any notice referred to in paragraph (h), the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

3.5.5	Dividends.

The holders of First Preferred Non-Voting 2 Shares shall not be entitled to any dividends in respect thereof.

3.5.6	Redemption.

Each First Preferred Non-Voting 2 Share will be automatically redeemed at the FPS2 Redemption Price upon the repayment or conversion of the First Unit of which it forms part. The First Preferred Non-Voting 2 Shares shall not be redeemable except as set forth in paragraph 3.5.6.

3.6.	Certain Adjustments.

If the Corporation shall subdivide the Class A Restricted Voting Shares or Class B Non-Voting Shares into a greater number of shares or shall issue in exchange for the Class A Restricted Voting Shares or Class B Non-Voting Shares a greater number of Class A Restricted Voting Shares or Class B Non-Voting Shares then in such case from and after the effective date of such subdivision or exchange of shares the conversion or redemption rate for the First Preferred Shares shall be increased in proportion to the increase in the number of outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares resulting from such subdivision or exchange; and if the Corporation shall reduce the number of Class A Restricted Voting Shares or Class B Non-Voting Shares by combination or consolidation of shares or shall issue in exchange for the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares a smaller number of Class A Restricted Voting Shares or Class B Non-Voting Shares then in each case from and after the effective date of such combination, consolidation or exchange of shares the conversion or redemption rate for the First Preferred Shares shall be decreased in proportion to the decrease in the number of the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares resulting from such combination, consolidation or exchange of shares. In the event of any Fundamental Transaction and from and after the effective date of each such Fundamental Transaction, the conversion or redemption rate for the First Preferred Shares shall be adjusted in proportion to the adjustment in the number of the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares resulting from such Fundamental Transaction or, if applicable, the conversion or redemption rate of the First Preferred Shares shall be adjusted so as to provide for a conversion or redemption into the shares or securities entitled to be received by holders of Class A Restricted Voting Shares or Class B Non-Voting Shares pursuant to the Fundamental Transaction.

The Corporation shall not subdivide any series of First Preferred Shares into a greater number of shares or issue in exchange for any series of First Preferred Shares a greater number of First Preferred Shares without, concurrently therewith, effecting a subdivision or exchange of all First Preferred Shares and all Second Preferred Shares in the same proportion; and the Corporation shall not reduce the number of any series of First Preferred Shares by combination or consolidation of shares or issue in exchange for any series of First Preferred Shares a smaller number of First Preferred Shares without effecting concurrently therewith a combination, consolidation or exchange of shares of all First Preferred Shares and all Second Preferred Shares in the same proportion.

The Corporation shall not issue fractional shares in satisfaction of the conversion or redemption rights herein provided for. Where the exercise of conversion or redemption rights would otherwise result in fractional shares being issued, the number of shares to be issued by the Corporation shall be rounded down to the nearest whole number of shares.

4.	SECOND PREFERRED SHARES

Subject to the Articles, the Second Preferred Shares have attached thereto the rights, privileges, conditions and restrictions set forth in this Section 4.

The Second Preferred Shares shall be issued in the following series, each series consisting in a unlimited number of shares: Second Preferred Voting Shares, Second Preferred Voting 2 Shares, Second Preferred Non-Voting Shares and Second Preferred Non-Voting 2 Shares. Subject always to the prior rights of the holders of any class or series of First Preferred Shares, the Second Preferred Shares of all series shall rank on parity with each other.

If the Second Preferred Shares are determined to be “taxable preferred shares” other than “short term preferred shares” (as such terms are respectively defined in the ITA), the Corporation will make an election under Subsection 191.2(1) of the ITA to increase its tax liability under Part VI.1 of the ITA to 40% or such other rate required so that no holder of such shares would be required to pay tax under Part IV.1 of the ITA on dividends on such shares.

4.1	Anti-Layering

Provided there remain outstanding Second Instruments of any type or class representing in the aggregate an Initial Issue Price in excess of $50,000,000, the approval: (i) by written resolution signed by holders of Second Instruments representing a majority of Second Instruments then outstanding (measured by reference to their redemption price or face amount, as the case may be) or (ii) by a majority of votes cast by the holders of Second Instruments represented in person or by proxy at a meeting called for such purpose will be required before the Corporation and its subsidiaries either (X) issue any shares ranking prior to or pari passu with the Second Preferred Shares (other than First Preferred Shares issued on the Effective Date and other than any series of First Preferred Shares or Second Preferred Shares forming part of First Units or Second Units, as the case may be, issued upon redemption of First Preferred Shares or Second Preferred Shares, respectively), or (Y) incur Funded Debt (other than as permitted under the Credit Facilities, First Units or Second Units), as a result of which the aggregate consolidated Funded Debt of the Corporation (other than Funded Debt of Unrestricted Subsidiaries) would be in excess of 4.0 times consolidated annual EBITDA (other than EBITDA of Unrestricted Subsidiaries), calculated on a pro forma basis based upon the consolidated EBITDA (other than EBITDA of Unrestricted Subsidiaries) for the four (4) consecutive quarters ended as at the fiscal quarter-end immediately prior to the date of the resolution of the Board approving such incurrence.

4.2.	Second Preferred Voting Shares

4.2.1	Voting.

Subject to the restrictions contained in Section 5: (a) each Second Preferred Voting Share entitles the holder to receive notice of, to attend and to exercise one vote (in person or by proxy) at any meeting of holders of Second Preferred Shares as a class or at any meeting of holders of Second Preferred Voting Shares as a series; and (b) each holder of Second Preferred Voting Shares shall be entitled to vote together with the holders of the Class A Restricted Voting Shares on a “as converted” basis, on any matter on which holders of the Class A Restricted Voting Shares are entitled to vote.

4.2.2	Dividends.

The holders of the Second Preferred Voting Shares shall be entitled to fixed, non-cumulative, preferred dividends at the rate of 9% per annum calculated on the SPS Redemption Price, payable, if declared and subject to Section 6, in cash semi-annually, in arrears, on the 1st day of June and December of each year, commencing on June 1, 2003. All dividends declared on the Second Preferred Voting Shares and on the Second Preferred Non-Voting Shares shall be declared and paid at the same time, and in equal amounts, share-for-share, without any preference or priority of one series over another. All such dividends shall be payable always in preference and priority to any payment of dividends on the Class A Restricted Voting Shares, Class B Non-Voting Shares, or any other shares ranking junior to the Second Preferred Shares, but after payment of dividends to the holders of First Preferred Voting Shares and First Preferred Non-Voting Shares.

4.2.3	Liquidation Event.

Upon any Liquidation Event, the holders of the Second Preferred Voting Shares shall be entitled to receive pari passu with the holders of the Second Preferred Non-Voting Shares, the Second Preferred Voting 2 Shares and Second Preferred Non-Voting 2 Shares and in priority to any payment or distribution in respect of shares of any other class (other than First Preferred Shares), an amount per share equal to the SPS Redemption Price plus any declared but unpaid dividends. In the event of an insufficiency of assets to pay in full the amounts to which the holders of the Second Preferred Voting Share are entitled upon a Liquidation Event, the holders of Second Preferred Voting Shares, Second Preferred Non-Voting Shares, Second Preferred Voting 2 Shares and Second Preferred Non-Voting 2 Shares shall, on a per share basis, participate rateably in any distribution to holders of Second Preferred Shares, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

4.2.4	Conversion.

The Second Preferred Voting Shares shall have the following conversion rights:

(a)	each Second Preferred Voting Share will be convertible into one Class A Restricted Voting Share at the option of the holder at any time and from time to time, subject always to the provisions of Section 7, upon the provision of any completed and executed Holder Transaction Notice. If applicable, upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Class A Restricted Voting Shares;

(b)	if at any time prior to the fifth anniversary of the Effective Date, the Corporation shall complete an offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares for gross proceeds of not less than $150,000,000 and at a per share price equal to or greater than 200% of the then current SPS Redemption Price and the proceeds thereof are used as described in Section 6 hereof, then the Second Preferred Voting Shares which remain outstanding after the application of such proceeds may be converted, at the option of the Corporation, at any time thereafter, into Class A Restricted Voting Shares, on a share-for-share basis, by way of a Corporation Transaction Notice to such effect; the Corporation Transaction Notice may be given at any time after the completion of the offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares provided that the Corporation has applied the proceeds thereof as described in Section 6 or has set aside the monies for application as therein provided for;

(c)	each Second Preferred Voting Share will automatically be converted into one Class A Restricted Voting Share, subject to the Conversion Adjustment, if on the 25th day (or if such is not a trading day, then on the next following trading day) after the date of the press release of the Corporation announcing its quarterly or annual financial results, as the case may be, at any time on or after the fifth anniversary of the Effective Date, the Second Preferred Voting Shares are In-the-Money, by way of a Corporation Transaction Notice to such effect; and

(d)	under the circumstances described in subparagraph 4.2.6(b)(ii).

A holder of Second Preferred Voting Shares shall not be entitled to any payment on account of the SPS Redemption Price upon exercise of any conversion right by such holder or by the Corporation pursuant to this paragraph 4.2.4.

All conversion rights provided for in this paragraph 4.2.4 are subject to a registration statement having been filed by the Corporation and having been declared effective by the SEC under the 1933 Act or to an exemption being available under the 1933 Act in connection with the issuance of shares resulting form the exercise of such conversion right. If such exemption is not available as of November 1, 2003, the Corporation will file, on a date not earlier than November 1, 2003 and not later than December 1, 2003, such a registration statement with the SEC and will use reasonable commercial efforts to be the SEC declare such registration statement effective.

4.2.5	Exchange.

Each Second Preferred Voting Share may be exchanged for one Second Preferred Non-Voting Share, at the option of the holder, at any time upon the provision of an executed and completed Holder Transaction Notice. Upon receipt by the Transfer Agent of any such notice, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Second Preferred Non-Voting Shares.

4.2.6	Redemption.

The Second Preferred Voting Shares may be, or will be, as the case may be, redeemed in the following circumstances:

(a)	at any time, in whole or in part, at the option of the Corporation, at a price per share equal to the then current SPS Redemption Price, in cash, provided however that holders may exercise any conversion rights pursuant to Section 4.2.4(b) prior to any such redemption;

(b)	on the tenth anniversary of the Effective Date, (i) the Corporation will redeem all of the Second Preferred Voting Shares at a price per share equal to the then current SPS Redemption Price, payable in cash or (ii) at the Corporation’s option, if the Class A Restricted Voting Shares and the Class B Non-Voting Shares are then be listed and posted for trading on a Recognized Exchange, the Second Preferred Voting Shares may be redeemed in consideration of the issuance of such number of Class A Restricted Voting Shares as is equal to the quotient obtained when the SPS Redemption Price as at the tenth anniversary of the Effective Date is divided by the Average Common Share Price as of the day before the tenth anniversary of the Effective Date;

(c)	the Corporation will redeem the Second Preferred Voting Shares prior to the tenth anniversary of the Effective Date at the then current SPS Redemption Price to the extent that the Corporation has remaining Excess Cash Flow, proceeds from Asset Dispositions and proceeds from equity offerings available for such purpose as provided in Section 6 hereof;

(d)	the Second Preferred Voting Shares are redeemable at any time prior to the tenth anniversary of the Effective Date, in whole, at the option of the Corporation, upon satisfaction of the SPS Redemption Price as at redemption date by issuing Second Voting Units listed on a Recognized Exchange comprising Second Notes having, in the aggregate, principal amounts equal to the then current SPS Redemption Price, provided that, concurrently with such redemption, Second Preferred Non-Voting Shares are redeemed pursuant to Section 4.4.6(d) and First Preferred Shares are redeemed pursuant to Section 3.2.6(d) and Section 3.4.6(d).

Any redemption of Second Preferred Voting Shares pursuant to this Section 4.2.6 shall be effected by way of a Corporation Transaction Notice to such effect sent by the Corporation to each holder of Second Preferred Voting Shares to be redeemed, provided that in the case of a redemption under paragraph (a) above, the Corporation Transaction Notice shall be sent at least fifteen (15) Business Days before the date specified for redemption of Second Preferred Voting Shares, during which period the holders thereof may, if they so elect, exercise the conversion rights attached to such Second Preferred Voting Shares pursuant to Section 4.2.4(b) by way of a Holder Transaction Notice to such effect.

So long as any Second Preferred Voting Shares remain outstanding, on November 1st and May 1st of every year, starting on November 1st, 2003, the SPS Redemption Price shall be increased by an amount equal to the SPS Accretion Amount and reduced by the amount of any cash dividend that has been declared and paid in respect of such semi-annual period.

In the event of any redemption or mandatory conversion of Second Preferred Voting Shares other than as at the end of a semi-annual period, the SPS Redemption Price of the Second Preferred Voting Shares to be redeemed or converted shall be increased by an amount equal to the SPS Accretion Amount, adjusted on a pro rata basis with reference to the number of days from the beginning of the then current semi-annual period to the date of such redemption or conversion and reduced by the amount of any cash dividend that has been declared and paid on such shares in respect of such period.

4.3.	Second Preferred Voting 2 Shares

4.3.1	Voting.

Subject to the restrictions contained in Section 5: (a) each Second Preferred Voting 2 Share entitles the holder to receive notice of, to attend and to exercise one vote (in person or by proxy) at any meeting of the holders of Second Preferred Shares as a class and on any meeting of holders of Second Preferred Voting 2 Shares as a series; and (b) each holder of Second Preferred Voting 2 Shares shall be entitled to vote together with the holders of the Class A Restricted Shares, on an “as converted” basis on any matter on which holders of Class A Restricted Voting Shares are entitled to vote.

4.3.2	Liquidation Event.

Upon any Liquidation Event, the holders of Second Preferred Voting 2 Shares shall be entitled to receive, pari passu with the holders of Second Preferred Non-Voting 2 Shares, Second Preferred Voting Shares and Second Preferred Non-Voting Shares and in priority to any other class of shares an amount per share equal to the SPS2 Redemption Price. In the event of an insufficiency of assets to pay in full the amounts to which the holders of the Second Preferred Voting 2 Shares are entitled upon a Liquidation Event, holders of Second Preferred Voting 2 Shares, Second Preferred Non-Voting 2 Shares, Second Preferred Voting Shares and Second Preferred Non-Voting Shares shall participate rateably in any distribution to the holders of Second Preferred Shares, on a per share basis, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

	4.3.3	Redemption.

Each Second Preferred Voting 2 Shares will be automatically redeemed at the SPS2 Redemption Price upon the repayment, redemption or conversion of the Second Unit of which it forms part. The Second Preferred Voting 2 Share shall not be redeemable except as set forth in this paragraph 4.3.3.

	4.3.4	Dividends.

The holders of Second Preferred Voting 2 Shares shall not be entitled to receive any dividends in respect thereof.

4.4.	Second Preferred Non-Voting Shares

	4.4.1	Voting.

The holders of the Second Preferred Non-Voting Shares shall be entitled to receive notice of and to attend any meeting of shareholders at which the holders of Second Preferred Voting Shares are entitled to vote. Notwithstanding the foregoing, the Second Preferred Non-Voting Shares as such shall not entitle the holders thereof to any voting rights either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing except as otherwise expressly provided in these Articles and in the Act, and subject to the restrictions contained in Section 5.

	4.4.2	Dividends.

The holders of the Second Preferred Non-Voting Shares shall be entitled to fixed, non-cumulative, preferred dividends at the rate of 9% per annum calculated on the SPS Redemption Price payable, if declared and subject to Section 6, in cash semi-annually, in arrears, on the 1st day of June and December of each year commencing on June 1, 2003. All dividends declared on the Second Preferred Voting Shares and on the Second Preferred Non-Voting Shares shall be declared and paid at the same time, and in equal amounts, share-for-share, without any preference or priority of one series over another. All such dividends shall be payable always in preference and priority to any payment of dividends on the Class A Restricted Voting Shares, Class B Non-Voting Shares, or any other shares ranking junior to the Second Preferred Shares, but after payment of dividends to the holders of First Preferred Voting Shares and First Preferred Non-Voting Shares.

4.4.3	Liquidation Event.

Upon any Liquidation Event, the holders of the Second Preferred Non-Voting Shares shall be entitled to receive, pari passu with the holders of Second Preferred Voting Shares, Second Preferred Voting 2 Shares and Second Preferred Non-Voting 2 Shares, and in priority to any payment or distribution in respect of shares of any other series or class (other than the First Preferred Shares), an amount per share equal to the SPS Redemption Price plus any declared but unpaid dividends. In the event of an insufficiency of assets to pay in full the amounts to which the holders of the Second Preferred Non-Voting Shares are entitled upon a Liquidation Event, holders of Second Preferred Voting Shares, Second Preferred Non-Voting Shares, Second Preferred Voting 2 Shares and Second Preferred Non-Voting 2 Shares shall participate rateably in any distribution to the holders of Second Preferred Shares, on a per share basis, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

4.4.4	Conversion.

The Second Preferred Non-Voting Shares shall have the following conversion rights:

(a)	each Second Preferred Non-Voting Share will be convertible into one Class B Non-Voting Share at the option of the holder at any time and upon the provision of a duly executed and completed Holder Transaction Notice. If applicable, upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Class B Non-Voting Shares;

(b)	subject to the Conversion Adjustment, if the Corporation shall complete an offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares for gross proceeds of not less than $150,000,000 and at a per share price equal to or greater than 200% of the current SPS Redemption Price and the proceeds thereof are used as described in Section 6 hereof, then the Second Preferred Non-Voting Shares which remain outstanding after the application of such proceeds may be converted, at the option of the Corporation, at any time prior to the fifth anniversary of the Effective Date, into Class B Non-Voting Shares, on a share-for-share basis, by way of a Corporation Transaction Notice to such effect; the Corporation Transaction Notice may be given at any time after the completion of the offering of Class A Restricted Voting Shares and/or Class B Non-Voting Shares provided that the Corporation has applied the proceeds thereof as described in Section 6 or has set aside the monies for application as therein provided for;

(c)	each Second Preferred Non-Voting Share will automatically be converted into one Class B Non-Voting Share if on the 25th day (or if such day is not a trading day, then on the next following trading day) after the date of the press release of the Corporation announcing its quarterly or annual financial results, as the case may be, at any time on or after the fifth anniversary of the Effective Date, the Second Preferred Non-Voting Shares are In-the-Money by way of a Corporation Transaction Notice to such effect; and

(d)	under the circumstances described in subparagraph 4.4.6(b)(ii).

A holder of Second Preferred Non-Voting Shares shall not be entitled to any payment on account of the FPS Redemption Price upon exercise of any conversion right by such holder or by the Corporation pursuant to this paragraph 4.4.4.

All conversion rights provided for in this paragraph 4.4.5 are subject to a registration statement having been filed by the Corporation and having been declared effective by the SEC under the 1933 Act or to an exemption being available under the 1933 Act in connection with the issuance of shares resulting form the exercise of such conversion right. If such exemption is not available as of November 1, 2003, the Corporation will file, on a date not earlier than November 1, 2003 and not later than December 1, 2003, such a registration statement with the SEC and will use reasonable commercial efforts to be the SEC declare such registration statement effective.

4.4.5	Exchange

Each Second Preferred Non-Voting Share may be or will be, as the case may be, exchangeable for one Second Preferred Voting Share, subject to the provisions of Section 7, if:

(a)	at the option of the holder exercisable at any time and from time to time by giving a Holder Transaction Notice accompanied by a Residency Declaration whereby such holder attests that it is Canadian. Upon receipt by the Transfer Agent of such notice and, if applicable, Residency Declaration, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Second Preferred Voting Shares;

(b)	automatically, if and to the extent that the Canadian Ownership and Control Provisions are amended or repealed such that persons in the Constrained Class are permitted to hold Second Preferred Voting Shares without resulting in a contravention of the Canadian Ownership and Control Provisions provided no exchange hereunder shall occur until at least 1% of the then outstanding Second Preferred Non-Voting Shares can be exchanged; or

(c)	any of the circumstances described in paragraph 4.4.7 hereof should occur, but only in the manner set out therein.

Notwithstanding Section 4.4.5(a), Non-Canadian Secured Creditors may exchange, by way of a Holder Transaction Notice to such effect, in the aggregate, each on a pro rata basis, either (i) up to 30,000 First Preferred Non-Voting Shares to 30,000 First Preferred Voting Shares, (ii) 30,000 Second Preferred Non-Voting Shares to 30,000 Second Preferred Voting Shares or (iii) a combination of the above not exceeding 30,000 shares, provided that such conversion would not contravene the Canadian Ownership and Control Provisions.

4.4.6	Redemption

The Second Preferred Non-Voting Shares may be, or will be, as the case may be, redeemed in the following circumstances:

(a)	at any time, in whole or in part, at the option of the Corporation, at a price per share equal to the then current SPS Redemption Price, in cash, provided however that holders may exercise any conversion rights prior to any such redemption;

(b)	on the tenth anniversary of the Effective Date (i) the Corporation will redeem all of the Second Preferred Non-Voting Shares at a price per share equal to the then current SPS Redemption Price payable in cash or (ii) at the Corporation’s option, if the Class A Restricted Voting Shares and the Class B Non-Voting Shares are then listed and posted for trading on a Recognized Exchange, the Second Preferred Non-Voting Shares may be redeemed in consideration of the issuance of such number of Class B Non-Voting Shares as is equal to the quotient obtained when the SPS Redemption Price as at the tenth anniversary of the Effective Date is divided by the Average Common Share Price as of the day before the tenth anniversary of the Effective Date;

(c)	the Corporation will redeem the Second Preferred Non-Voting Shares prior to the tenth anniversary of the Effective Date at the then current SPS Redemption Price to the extent that the Corporation has remaining Excess Cash Flow, proceeds from Asset Dispositions and proceeds from equity offerings available for such purpose as provided in Section 6 hereof;

(d)	the Second Preferred Non-Voting Shares are redeemable at any time prior to the tenth anniversary of the Effective Date, in whole, at the option of the Corporation, upon satisfaction of the SPS Redemption Price as at the redemption date by issuing Second Non-Voting Units listed on a Recognized Exchange comprising Second Notes having, in the aggregate, principal amounts equal to the then current SPS Redemption Price, provided that, concurrently with such redemption, Second Preferred Voting Shares are redeemed pursuant to Section 4.2.6(d) and First Preferred Shares are redeemed pursuant to Section 3.2.6(d) and Section 3.4.6(d).

Any redemption of Second Preferred Non-Voting Shares pursuant to this Section 4.4.6 shall be effected by way of a Corporation Transaction Notice to such effect sent by the Corporation to each holder of Second Preferred Non-Voting Shares to be redeemed, provided that in the case of a redemption under paragraph (a) above, the Corporation Transaction Notice shall be sent at least fifteen (15) Business Days before the date specified for redemption of Second Preferred Non-Voting Shares, during which period the holders thereof may, if they so elect, exercise the conversion rights attached to such Second Preferred Non-Voting Shares pursuant to Section 4.4.4(a) by way of a Holder Transaction Notice to such effect.

So long as Second Preferred Non-voting Shares remain outstanding, on November 1st and May 1st of every year, starting on November 1st, 2003, the SPS Redemption Price shall be increased by an amount equal to the SPS Accretion Amount and reduced by the amount of any cash dividend that has been declared and paid in respect of such semi-annual period.

In the event of any redemption or mandatory conversion of Second Preferred Non-Voting Shares other than as at the end of a semi-annual period, the SPS Redemption Price of the Second Preferred Non-Voting Shares to be redeemed or converted shall be increased by an amount equal to the FPS Accretion Amount, adjusted on a pro rata basis with reference to the number of days from the beginning of the then current semi-annual period to the date of such redemption or conversion and reduced by the amount of any cash dividend that has been declared and paid on such shares in respect of such period.

4.4.7	Coattails

(a)	In this Section 4.4.7, the following terms shall have the following meanings:

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date ;

“Converted Shares” means Second Preferred Voting Shares resulting from the conversion of Second Preferred Non-Voting Shares into Second Preferred Voting Shares pursuant to paragraph (b) hereof;

“Exclusionary Offer” means an offer to purchase Second Preferred Voting Shares that:

(i)	must, by reason of applicable securities legislation or the requirements of the TSX or the requirements of the Act, be made to all or substantially all holders of Second Preferred Voting Shares who are in a province of Canada to which the requirements apply; and

(ii)	is not made concurrently with an offer to purchase Second Preferred Non-Voting Shares that is identical to the offer to purchase Second Preferred Voting Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror , and in all other material respects (except with respect to the conditions that may be attached to the offer for Second Preferred Voting Shares), and that has no condition attached thereto other than the right not to take up and pay for Second Preferred Non-Voting Shares tendered if no Second Preferred Voting Shares are purchased pursuant to the offer for Second Preferred Voting Shares;

for the purposes of this definition, if an offer to purchase Second Preferred Voting Shares would be an Exclusionary Offer but for the provisions of clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Second Preferred Non-Voting Shares;

“Expiry Date” means the last date upon which holders of Second Preferred Voting Shares may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made;

“Offeror” means a person that makes an offer to purchase Second Preferred Voting Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person that is acting jointly or in concert with the bidder (whether or not disclosed in the offering document relating to such offer); and

(b) Subject to paragraph (f) hereof, if an Exclusionary Offer is made, each outstanding Second Preferred Non-Voting Share shall be convertible into one fully paid Second Preferred Voting Share at the option of the holder thereof exercisable by giving a Holder Transaction Notice at any time during the Conversion Period accompanied by: (a) the share certificate or certificates representing the Second Preferred Non-Voting Shares which the holder desires to convert; and (b) the letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by his or her attorney duly authorized in writing as is specified by the Transfer Agent for the Second Preferred Voting Shares, acting reasonably, as being required to give full effect to the reconversion into Second Preferred Non-Voting Shares of the Converted Shares as contemplated by paragraphs (d) and (e). Upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Second Preferred Voting Shares as prescribed above and in accordance with paragraph (e). If less than all of the Second Preferred Non-Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Second Preferred Non-Voting Shares represented by the original share certificate which are not to be converted.

(c)	Notwithstanding the conversion rights provided for under paragraph (b) above, no holder of Second Preferred Non-Voting Shares shall be entitled to exercise such conversion right if the Offeror under any Exclusionary Offer is acting in concert with such holder, is an associate or an affiliate of such holder or if under any applicable securities laws the shares of such holder and the Offeror are deemed to be held by the same person.

(d)	An election by a holder of Second Preferred Non-Voting Shares to exercise the conversion right provided for in paragraph (b) shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Shares in acceptance of the Exclusionary Offer (subject to such holder’s rights to subsequently withdraw such Converted Shares from the Exclusionary Offer in accordance with the terms thereof and applicable law); and (ii) to exercise the right to convert into Second Preferred Non-Voting Shares all Converted Shares in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer. Any conversion of Converted Shares into Second Preferred Non-Voting Shares pursuant to such deemed election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Second Preferred Non-Voting Shares pursuant to such deemed election shall become effective as follows:

(i)	in respect of an Exclusionary Offer which is completed, any shares which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(ii)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(e)	No share certificates representing Converted Shares shall be delivered to or to the order of the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Shares. If Converted

Shares are converted into Second Preferred Non-Voting Shares in accordance with the deemed election in paragraph (d), the Transfer Agent shall deliver to the holders entitled thereto a share certificate representing the Second Preferred Non-Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph (e).

(f)	Subject to paragraph (g) hereof, the conversion right provided for in paragraph (b) hereof shall not come into effect if:

(i)	prior to the time at which the Exclusionary Offer is made there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Second Preferred Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(A)	tender any shares in acceptance of the Exclusionary Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(B)	make any Exclusionary Offer;

(C)	act jointly or in concert with any person or company that makes any Exclusionary Offer; or

(D)	transfer any Second Preferred Voting Share, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Second Preferred Voting Shares transferred or to be transferred to each transferee;

or

(ii)	as of the end of the seventh day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Second

Preferred Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(A)	the number of Second Preferred Voting Shares owned by the shareholder;

(B)	that such shareholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(C)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(D)	that such shareholder shall not transfer any Second Preferred Voting Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Second Preferred Voting Shares transferred or to be transferred to each transferee;

or

	(iii)	as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (i) or (ii) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Second Preferred Voting Shares, exclusive of shares owned immediately prior, to the Exclusionary Offer Date by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.

(g)	If a notice referred to in sub-clause 4.4.7(f)(i)(A) or (D) or 4.4.7(f)(ii)(C) or (D) hereof is given and the conversion right provided for in paragraph (b) hereof has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Second Preferred Voting Shares in respect of which there are subsisting certificates that comply with either clause (f)(i) or (f)(ii) hereof. For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the Second Preferred Voting Shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to be a person or company from whom the Transfer Agent does not have a subsisting certificate unless the Transfer Agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from who the Transfer Agent has a subsisting certificate. If the number of Second Preferred Voting Shares so determined does not exceed 80% of the number of then outstanding Second Preferred Voting Shares, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph (f) hereof shall cease to apply and the conversion right provided for in paragraph (b) hereof shall be in effect for the remainder of the Conversion Period.

(h)	As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Second Preferred Non-Voting Shares a notice advising the holders as to whether they are entitled to convert their Second Preferred Non-Voting Shares into Second Preferred Voting Shares and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph (g) above or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor. Failure to send such notice will not adversely affect the rights of the holders of Second Preferred Non-Voting Shares hereunder.

(i)	If a notice referred to in paragraph (h) above discloses that the conversion right has come into effect, the notice shall:

(A)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

(B)	include the information set out in paragraph (d) hereof; and

(C)	be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of Second Preferred Voting Shares in respect of such offer, and as soon as reasonably possible after any additional material, including any notice of variation, is sent to the holders of Second Preferred Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Second Preferred Non-Voting Shares.

	(j)	Forthwith after sending any notice referred to in paragraph (h) above, the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

	(k)	Notwithstanding the provisions of the Act, in the event that any Converted Shares are reconverted into Second Preferred Non-Voting Shares pursuant to the provisions of paragraph (d) above, the stated capital account in respect of such Second Preferred Non-Voting Shares shall be increased by the amount by which the stated capital account maintained for such shares was reduced by the conversion of such shares into Converted Shares.

4.5.	Second Preferred Non-Voting 2 Shares

	4.5.1	Voting.

The holders of the Second Preferred Non-Voting 2 Shares shall be entitled to receive notice of and to attend any meeting of shareholders at which the holders of Second Preferred Voting Shares are entitled to vote. Notwithstanding the foregoing, the Second Preferred Non-Voting 2 Shares shall not entitle the holders thereof to any voting rights either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except as otherwise expressly provided in these Articles and in the Act and subject to the restrictions contained in Section 5.

	4.5.2	Liquidation Event.

Upon any Liquidation Event, the holders of the Second Preferred Non-Voting 2 Shares shall be entitled to receive, pari passu with the holders of Second Preferred Voting 2 Shares, Second Preferred Voting Shares and Second Preferred Non-Voting Shares, in priority to any payment or distribution in respect of any other class or series of shares (other than First Preferred Shares), an amount per share equal to the SPS2 Redemption Price. In the event of an insufficiency of assets to pay in full the amounts to which the holders of the Second Non-Voting 2 Shares are entitled upon a Liquidation Event, holders of Second Preferred Voting 2 Shares, Second Preferred Non-Voting 2 Shares, Second Preferred Voting Shares and Second Preferred Non-Voting Shares shall participate rateably in such distribution to the holders of Second Preferred Shares, on a per share basis, in accordance with the amounts to which they are respectively entitled upon such Liquidation Event.

	4.5.3	Exchange.

	(a)	Each Second Preferred Non-Voting 2 Share may be or will be, as the case may be, exchanged for one Second Preferred Voting 2 Share, subject always to the provisions of Section 7, if:

(i)	at the option of the holder exercisable at any time and from time to time by giving a Holder Transaction Notice accompanied by a Residency Declaration whereby such holder attests that it is Canadian. Upon receipt by the Transfer Agent of such notice and, if applicable, Residency Declaration, the Corporation shall issue or cause to be issued a certificate or certificates representing Second Voting Units;

(ii)	automatically, if and to the extent that the Canadian Ownership and Control Provisions are amended or repealed such that persons in the Constrained Class are permitted to hold Second Preferred Voting 2 Shares without resulting in a contravention of the Canadian Ownership and Control Provisions provided no exchange hereunder shall occur until at least 1% of the then outstanding Second Preferred Non-Voting 2 Shares can be exchanged; or

(iii)	any of the circumstances described in paragraph 4.5.4 hereof should occur, but only in the manner set out therein.

4.5.4	Coattails.

(a)	In this paragraph 4.5.4, the following terms shall have the following meanings:

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date ;

“Converted Units” means Second Voting Units resulting from the conversion of Second Non-Voting Units into Second Voting Units pursuant to paragraph (b) hereof;

“Exclusionary Offer” means an offer to purchase Second Voting Units that:

(i)	must, by reason of applicable securities legislation or the requirements of the TSX or the requirements of the Act, be made to all or substantially all holders of Second Voting Units who are in a province of Canada to which the requirements apply; and

(ii)	is not made concurrently with an offer to purchase Second Non-Voting Units that is identical to the offer to purchase Second Voting Units in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror , and in all other material respects (except with respect to the conditions that may be attached to the offer for Second Voting Units), and that has no condition attached thereto other than the right not to take up and pay for Second Non-Voting Units tendered if no Second Voting Units are purchased pursuant to the offer for Second Voting Units;

for the purposes of this definition, if an offer to purchase Second Voting Units would be an Exclusionary Offer but for the provisions of clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Second Non-Voting Units;

“Expiry Date” means the last date upon which holders of Second Voting Units may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made;

“Offeror” means a person that makes an offer to purchase Second Voting Units (the “bidder”), and includes any associate or affiliate of the bidder or any person that is acting jointly or in concert with the bidder (whether or not disclosed in the offering document relating to such offer); and

(b)	Subject to paragraph (f) hereof, if an Exclusionary Offer is made, each outstanding Second Preferred Non-Voting 2 Share shall be convertible into one fully paid Second Preferred Voting 2 Share at the option of the holder thereof exercisable by giving a Holder Transaction Notice at any time during the Conversion Period accompanied by: (a) the share certificate or certificates representing the Second Non-Voting Units which the holder desires to convert; and (b) the letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by his or her attorney duly authorized in writing as is specified by the Transfer Agent for the Second Voting Units, acting reasonably, as being required to give full effect to the reconversion into Second Non-Voting Units of the Converted Units as contemplated by paragraphs (d) and (e). Upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Second Voting Units as prescribed above and in accordance with paragraph (e). If less than all of the Second Preferred Non-Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Second Non-Voting Units represented by the original share certificate which are not to be converted.

(c)	Notwithstanding the conversion rights provided for under paragraph (b) above, no holder of Second Preferred Non-Voting Shares shall be entitled to exercise such conversion right if the Offeror under any Exclusionary Offer is acting in concert with such holder, is an associate or an affiliate of such holder or if under any applicable securities laws the shares of such holder and the Offeror are deemed to be held by the same person.

(d)	An election by a holder of Second Non-Voting Units to exercise the conversion right provided for in paragraph (b) shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Units pursuant to the Exclusionary Offer (subject to such holder’s rights to subsequently withdraw such Converted Units from the Exclusionary Offer in accordance with the terms thereof and applicable law); and (ii) to exercise the right to convert into Second Non-Voting Units all Converted Units in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer. Any conversion of Converted Units into Second Non-Voting Units pursuant to such deemed election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Second Non-Voting Units pursuant to such deemed election shall become effective as follows:

(i)	in respect of an Exclusionary Offer which is completed, any shares which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(ii)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(e)	No share certificates representing Converted Units shall be delivered to or to the order of the holders of such shares before such shares are deposited in acceptance of the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Converted Units, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Units. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Units. If Converted Units are converted into Second Non-Voting Units in accordance with the deemed election in paragraph (d), the Transfer Agent shall deliver to the holders entitled thereto a share certificate representing the Second Non-Voting Units resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph (e).

(f)	Subject to paragraph (g) hereof, the conversion right provided for in paragraph (b) hereof shall not come into effect if:

(i)	prior to the time at which the Exclusionary Offer is made there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Second Voting Units, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(A)	tender any shares in acceptance of the Exclusionary Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(B)	make any Exclusionary Offer;

(C)	act jointly or in concert with any person or company that makes any Exclusionary Offer; or

(D)	transfer any Second Preferred Voting 2 Share, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Second Voting Units transferred or to be transferred to each transferee;

or

(ii)	as of the end of the seventh day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Second Voting Units, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(A)	the number of Second Voting Units owned by the shareholder;

(B)	that such shareholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(C)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(D)	that such shareholder shall not transfer any Second Voting Units, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Second Voting Units transferred or to be transferred to each transferee;

or

(iii)	as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (i) or (ii) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Second Voting Units, exclusive of shares owned immediately prior, to the Exclusionary Offer Date by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.

(g)	If a notice referred to in sub-clause 4.5.4(f)(i)(A) or (D) or 4.5.4(f)(ii)(C) or (D) hereof is given and the conversion right provided for in paragraph (d) hereof has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Second Voting Units in respect of which there are subsisting certificates that comply with either clause (f)(i) or (f)(ii) hereof. For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the Second Voting Units to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause (f)(i)(D) or (f)(ii)(D) hereof shall be deemed to be a person or company from whom the Transfer Agent does not have a subsisting certificate unless the Transfer Agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from who the Transfer Agent has a subsisting certificate. If the number of Second Voting Units so determined does not exceed 50% of the number of then outstanding Second Voting Units, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph (f) hereof shall cease to apply and the conversion right provided for in paragraph (b) hereof shall be in effect for the remainder of the Conversion Period.

(h)	As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Second Non-Voting Units a notice advising the holders as to whether they are entitled to convert their Second Non-Voting Units into Second Voting Units and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph (g) or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor. Failure to send such notice will not adversely affect the rights of the holders of Second Non-Voting Units hereunder.

(i)	If a notice referred to in subparagraph (h) discloses that the conversion right has come into effect, the notice shall:

(i)	include a description of the procedure to be followed to effect the conversion and to have the Converted Units tendered under the offer;

(ii)	include the information set out in paragraph (d) hereof; and

(iii)	be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of Second Voting Units in respect of such offer, and as soon as reasonably possible after any additional material, including any notice of variation, is sent to the holders of Second Voting Units in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Second Non-Voting Units.

(j)	Forthwith after sending any notice referred to in paragraph (h), the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

4.5.5	Redemption.

Each Second Preferred Non-Voting 2 Shares will be automatically redeemed at the SPS2 Redemption Price upon the repayment or conversion of the Second Note to which it is attached to form a Second Unit. The Second Preferred Non-Voting 2 Shares shall not be redeemable except as set forth in this Section 4.5.5.

4.5.6	Dividends.

The holders of Second Preferred Non-Voting 2 Shares shall not be established to receive any dividends thereon.

4.6.	Certain Adjustments.

If the Corporation shall subdivide the Class A Restricted Voting Shares or Class B Non-Voting Shares into a greater number of shares or shall issue in exchange for the Class A Restricted Voting Shares or Class B Non-Voting Shares a greater number of Class A Restricted Voting Shares or Class B Non-Voting Shares then in such case from and after the effective date of such subdivision or exchange of shares the conversion or redemption rate for the Second Preferred Shares shall be increased in proportion to the increase in the number of outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares resulting from such subdivision or exchange; and if the Corporation shall reduce the number of Class A Restricted Voting Shares or Class B Non-Voting Shares by combination or consolidation of shares or shall issue in exchange for the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares a smaller number of Class A Restricted Voting Shares or Class B Non-Voting Shares then in each case from and after the effective date of such combination, consolidation or exchange of shares the conversion or redemption rate for the Second Preferred Shares shall be decreased in proportion to the decrease in the number of the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares resulting from such combination, consolidation or exchange of shares. In the event of any Fundamental Transaction and from and after the effective date of each such Fundamental Transaction, the conversion or redemption rate for the Second Preferred Shares shall be adjusted in proportion to the adjustment in the number of the outstanding Class A Restricted Voting Shares or Class B Non-Voting Shares resulting from such Fundamental Transaction or, if applicable, the conversion or redemption rate of the Second Preferred Shares shall be adjusted so as to provide for a conversion or redemption into the shares or securities entitled to be received by holders of Class A Restricted Voting Shares or Class B Non-Voting Shares pursuant to the Fundamental Transaction.

The Corporation shall not subdivide any series of Second Preferred Shares into a greater number of shares or issue in exchange for any series of Second Preferred Shares a greater number of Second Preferred Shares without, concurrently therewith, effecting a subdivision or exchange of all Second Preferred Shares and all First Preferred Shares in the same proportion; and the Corporation shall not reduce the number of any series of Second Preferred Shares by combination or consolidation of shares or issue in exchange for any series of Second Preferred Shares a smaller number of Second Preferred Shares without effecting concurrently therewith a combination, consolidation or exchange of shares of all Second Preferred Shares and all First Preferred Shares in the same proportion.

The Corporation shall not issue fractional shares in satisfaction of the conversion or redemption rights herein provided for. Where the exercise of conversion or redemption rights would otherwise result in fractional shares being issued, the number of shares to be issued by the Corporation shall be rounded down to the nearest whole number of shares.

5.	CORPORATE STABILITY PROVISIONS

Until the second anniversary of the Effective Date (except if varied or waived by a special resolution of holders of all Voting Shares and Non-Voting Shares (and all First Units and Second Units, if any are outstanding), in each case voting on an “as converted basis” (if applicable), and as a single class, in person or by proxy at a meeting called for such purpose and, for greater certainty, at which the voting limitations provided for herein shall be applicable), no person or company, acting alone or acting jointly or in concert with any other person or company with respect to the acquisition, disposition or voting of securities of the Corporation, shall be permitted to exercise on any resolution submitted to a vote of holders of securities, voting rights representing in excess of 20% of the aggregate voting rights exercisable with respect to the particular resolution, provided that the 20% limitation contained in this Section 5 shall not apply to any holder of securities of the Corporation acting alone who, (i) if the Effective Date had occurred on December 9, 2002, would have held, on such date, securities of the Corporation which would have entitled it to exercise in excess of 20% of such aggregate voting rights and (ii) would not, at any time between December 9, 2002 and the Effective Date, have been entitled to exercise less than 20% of such aggregate voting rights assuming that the Effective Date occurred at any time during such period (such holder being referred to as a “Grandfathered Holder”).

A Grandfathered Holder shall be entitled to exercise on any resolution submitted to a vote of holders of securities on which the Grandfathered Holder is entitled to vote, such voting rights as would have been attached to securities of the Corporation that would have been held by such Grandfathered Holder if the Effective Date had occurred on December 9, 2002, provided that the Grandfathered Holder holds, on the record date for the particular meeting, securities that entitle it to exercise more than 20% of the aggregate voting rights at such meeting but for this Section 5 and subject in all cases to the Canadian Ownership and Control Provisions. In the event of any dispute arising as to whether a particular holder of securities is a Grandfathered Holder entitled to the benefit of this paragraph, the decision of the chairman of the meeting acting in good faith shall be final and binding upon such holder. The burden of proof to establish that any particular holder of securities is a Grandfathered Holder and continues to be entitled to the benefit of this paragraph shall rest upon such holder.

The 20% limitation contained in this Section 5 shall not apply to any person or company that makes an offer to acquire all the First Instruments, Second Instruments, Class A Restricted Voting Shares and Class B Non-Voting Shares and acquires such number of First Instruments, Second Instruments, Class A Restricted Voting Shares and Class B Non-Voting Shares so as to hold thereafter at least 66-2/3% of the equity securities of the Corporation on a fully-diluted basis.

6.	MANDATORY PAYMENTS.

Subject to applicable law and to the maintenance of a minimum consolidated cash balance (which shall include all cash, cash equivalent and short-term investments) of at least $45,000,000, prior to the Corporation’s 25% share of any Excess Cash Flow, the

Corporation shall cause the Mandatory Payments to be made from the following amounts:

(A)	if, at the end of any fiscal year, the Corporation has a consolidated cash balance (which, for greater certainty, includes all cash, cash equivalents and short-term investments) of at least $45,000,000 (prior to the Corporation’s 25% share of any Excess Cash Flow) and if the Reference Entities have generated Excess Cash Flow during such fiscal year, then an amount equal to 75% of the Excess Cash Flow generated in such fiscal year;

(B)	an amount equal to any Net Proceeds in excess of $2,000,000 in the aggregate in any fiscal year received from an Asset Disposition and any other Asset Disposition which generated Net Proceeds during such fiscal year; and

(C)	an amount equal to 75% of any Net Proceeds from the issuance of Equity Securities other than an issuance of Equity Securities by one Reference Entity to another Reference Entity, including any proceeds from the exercise of any of the Warrants;

provided that:

(D)	any payment on account of paragraph (A) above from Excess Cash Flow generated during a fiscal year shall be made on or before March 31st of the immediately following fiscal year;

(E)	any payment on account of paragraph (B) above from any Net Proceeds of any Asset Disposition shall be made within five (5) Business Days following the receipt of the Net Proceeds of such Asset Disposition;

(F)	any payment on account of paragraph (C) above from any Net Proceeds of any sale or issuance of Equity Securities by a Reference Entity shall be made within five (5) Business Days following the receipt of the proceeds of such sale or issuance of Equity Securities.

     For the purposes hereof:

(a)	“Mandatory Payments” shall mean the following payments, applied sequentially and in the following priority:

(i)	first, subject to paragraph (b) below, to the permanent rateable prepayment of the principal amounts outstanding under the

Tranche B Debt , up to a maximum aggregate amount equal to 25% of the original principal amounts under the Tranche B Debt;

(ii)	second, to the payment of unpaid accrued interest on the Tranche C Debt;

(iii)	third, to the declaration and payment of dividends on the First Preferred Shares;

(iv)	fourth, subject to paragraph (c) below, until the fifth anniversary of the Effective Date, on a pro rata basis, to the permanent rateable prepayment of the Tranche C Debt, up to a maximum aggregate amount equal to 25% of the original principal amount of the Tranche C Debt, and the redemption of up to 75% of the First Preferred Shares issued on the Effective Date;

(v)	fifth, to the declaration and payment of dividends on the Second Preferred Shares;

(vi)	sixth, until the fifth anniversary of the Effective Date, to the redemption of up to 75% of the number of Second Preferred Shares issued on the Effective Date;

(vii)	seventh, after the fifth anniversary of the Effective Date, on a pro rata basis, to repayment of the remaining principal amount of Tranche C Debt and redemption of the remaining First Preferred Shares issued on the Effective Date; and

(viii)	eighth, after the fifth anniversary of the Effective Date, to redemption of the remaining Second Preferred Shares issued on the Effective Date.

(b)	If a Mandatory Payment required by paragraph (i) above would result in the repayment of an amount exceeding 25% of the aggregate principal original amount of the Tranche B Debt (the“Tranche B Tax Threshold Amount”) to be repaid on or before the fifth anniversary of the Effective Date, taking into account all amortization payments on the Tranche B Debt and all Mandatory Payments made pursuant to paragraphs (A) and (C) above (but, for greater certainty, not taking into account any Mandatory Payments made pursuant to paragraph (B) above, or any voluntary prepayments) then, notwithstanding paragraph (i) above, that Mandatory Payment shall not be paid, to the extent that such amount would cause the Tranche B Tax Threshold Amount to be exceeded, and shall instead be applied pursuant to paragraphs (ii) through (viii) above, subject to the limitations provided therein.

(c)	If a Mandatory Payment required by paragraph (iv) above would result in the repayment of an amount exceeding 25% of the aggregate original principal amount of the Tranche C Loans (the “Tranche C Tax Threshold Amount”) to be repaid on or before the fifth anniversary of the Effective Date, taking into account all Mandatory Payments made pursuant to paragraphs (A) and (C) (but, for greater certainty, not taking into account any Mandatory Payments made pursuant to paragraph (B) above, or any voluntary prepayments), then, notwithstanding paragraphs (iv) above, that Mandatory Payment shall not be paid, to the extent that such amount would cause the Tranche C Tax Threshold Amount to be exceeded, and shall instead be applied pursuant to paragraphs (v) through (viii), subject to the limitations provided therein.

Any amount remaining after the application of Mandatory Payments above shall be kept by the Corporation.

7.	CONSTRAINED CLASS RESTRICTIONS.

7.1. Definitions.

All terms used in this Section 7 which are defined in the Act or the Regulations shall have the meanings ascribed thereto in the Act or the Regulations, except a otherwise expressly provided for herein.

For the purposes of this Section 7, where a Voting Share is held, beneficially owned or controlled jointly, and one or more of the joint holders, beneficial owners or persons controlling the Voting Share is a member of the Constrained Class, the Voting Share is deemed to be held, beneficially owned or controlled, as the case may be, by such member of the Constrained Class.

7.2.	Issue and Transfer Restrictions, Etc.

7.2.1	The Board shall not issue (provided that a conversion pursuant to paragraphs 2.5, 3.4.7, 3.5.4, 4.4.7 and 4.5.4 hereof shall not represent an issue of Voting Shares, as the case may be for this purpose, although, for certainty, all other conversions represent such an issue) a Voting Share and shall refuse to register a transfer of a Voting Share to a person who is a member of the Constrained Class, if:

(a)	the total number of shares held by or on behalf of persons in the Constrained Class does not exceed the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Voting Shares would cause the number of shares held by persons in the Constrained Class to exceed the Maximum Aggregate Holdings; or

(b)	the total number of shares held by or on behalf of persons in the Constrained Class exceeds the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Voting Shares is to a person in the Constrained Class.

In the event that, for whatever reason, the Maximum Aggregate Holdings of Voting Shares by members of the Constrained Class is exceeded, the Corporation shall enjoy the rights and privileges set out in Section 46 of the Act, subject to the provisions of the Act and the Regulations namely, that it may sell, as if it were the owner thereof, any Voting Shares that are owned by members of the Constrained Class for the purpose of ensuring that the Maximum Aggregate Holdings of shares by members of the Constrained Class is not exceeded.

The Board may refuse to issue or register a transfer of a Voting Share if the issue or transfer, as the case may be, is to a person who may be a member of a Constrained Class and who, in respect of the issue or registration of the transfer of such Voting Share, as the case may be, has been requested by the Corporation to furnish it with any information which may be requested by the directors as contemplated by subsection 86(1) of the Regulations, and has not furnished such information.

Subject to the Act and the Regulations, the Board may establish, amend or repeal any procedures required to administer the constrained share provisions set out in this Section 7 and to require any affidavit, declaration or other statement required under the Canadian Ownership and Control Provisions.

7.2.2	No shareholder of the Corporation nor any other interested person shall have any claim or action against the Corporation or against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Section 7 or any breach or alleged breach by the Corporation of any of the provisions of this Section 7, and, for greater certainty, no such person shall be liable for any damages or losses related to or as a consequence of any such act or any such breach or alleged breach of such provisions.

In the administration of the provisions of this Section 7, the Board shall have, in addition to the powers explicitly set forth herein, all of the powers necessary or desirable, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in the Act and the Regulations and all power contemplated by the Canadian Ownership and Control Provisions with respect to the ownership of shares of a telecommunications common carrier, or a carrier holding corporation by non-Canadians.

7.2.3	In the event of any conflict between the provisions of this Section 7 and of the provisions in the Act and the Regulations relating to constrained share corporations or the Canadian Ownership and Control Provisions with respect to the ownership of shares of a telecommunications common carrier, or a carrier holding corporation, the provisions in the Act and Regulations or the Canadian Ownership and Control Provisions, as the case may be, shall prevail, and the provisions of this Section 7 shall be deemed to be amended accordingly and shall be retroactive in effect, as so amended.

7.2.4	The Board shall ensure that share certificates in respect of Voting Shares shall have conspicuously noted thereon a reference to the constraints contained herein, in accordance with Section 49(10) of the Act.

7.2.5	The invalidity or unenforceability of any provision, in whole or in part, of this Section 7 for any reason shall not affect the validity or enforceability of any other provision thereof.

SCHEDULE “B”

TO THE PLAN OF ARRANGEMENT OF MICROCELL TELECOMMUNICATIONS INC.

DIRECTORS; TERMS OF DIRECTORS

Name	Group

André Bureau	A

Jim Continenza	B

Christian Dubé	B

Gary Goertz	B

Bob Latham	B

Berl Nadler	B

Paul McFarlane	B

Steven D. Scheiwe	A

Charles Sirois	A

André Tremblay	A

Lorie Waisberg	A

SCHEDULE “C”
TO THE PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

FORM OF SCHEDULE 2 TO THE ARTICLES OF THE APPLICANT

Section 1.1     Interpretation

In this Schedule 2, the following terms and expressions shall have the following meaning unless otherwise indicated:

“Class A Restricted Voting Shares” means Class A Restricted Voting Shares in the capital of the Corporation.

“Effective Date” means the date of implementation of the Plan.

“First Instruments” means the First Preferred Voting Shares, First Voting Units, First Preferred Non-Voting Shares and First Non-Voting Units, collectively.

“First Non-Voting Unit” means a First Unit which includes a First Preferred Non-Voting 2 Share.

“First Notes” means a series of subordinated convertible 9% notes of the Corporation included in the First Units issuable pursuant to a certain First Unit Indenture between the Corporation and Computershare Trust Company of Canada as trustee dated May 1, 2003.

“First Preferred Non-Voting Shares” means First Preferred Non-Voting Shares in the capital of the Corporation.

“First Preferred Non-Voting 2 Shares” means First Preferred Non-Voting 2 Shares in the capital of the Corporation.

“First Preferred Voting Shares” means First Preferred Voting Shares in the capital of the Corporation.

“First Preferred Voting 2 Shares” means First Preferred Voting 2 Shares in the capital of the Corporation.

“First Unit” means a unit consisting of a First Note together with one First Preferred Voting 2 Share or one First Preferred Non-Voting 2 Share, as the case may be.

“First Voting Instruments” means First Preferred Voting Shares and First Voting Units, collectively.

“First Voting Unit” means a First Unit which includes a First Preferred Voting 2 Share.

“Plan” means that certain plan of reorganization and of compromise and arrangement dated February 17, 2003 under the Companies Creditors’ Arrangement Act (Canada) and the Canada Business Corporations Act in respect of 2861399 Canada Inc. (formerly known as Microcell Telecommunications Inc.) and certain of its subsidiaries, as amended.

“Second Notes” means a series of subordinated convertible 9% notes of the Corporation included in the Second Units issuable pursuant to a certain Second Note Indenture between the Corporation and Computershare Trust Company of Canada as trustee to be dated May 1, 2003.

“Second Preferred Non-Voting 2 Shares” means First Preferred Non-Voting 2 Shares in the capital of the Corporation.

“Second Preferred Voting Shares” means Second Preferred Voting Shares in the capital of the Corporation.

“Second Preferred Voting 2 Shares” means First Preferred Voting 2 Shares in the capital of the Corporation.

“Second Unit” means a unit consisting of a Second Note together with one Second Preferred Voting 2 Share or one Second Preferred Non-Voting 2 Share, as the case may be.

“Second Voting Unit” means a Second Unit which includes a Second Preferred Voting 2 Share.

Section 1.2 Staggered Terms

At the first meeting of shareholders of the Corporation at which an election of directors is required and at each annual meeting of shareholders of the Corporation thereafter, directors shall be elected to the board of directors of the Corporation to hold office for a stated term expiring at the close of the second annual meeting of shareholders following their election.

As redemptions of First Preferred Voting Shares (or First Voting Units, as the case may be) or conversions of First Preferred Voting Shares (or First Voting Units, as the case may be) into Class A Restricted Voting Shares occur from time to time, the number of directors nominated and elected to the board of directors of the Corporation by holders of First Preferred Voting Shares (or First Voting Units, as the case may be) shall be reduced, effective at the next annual meeting of the shareholders at which directors nominated and elected by holders of First Preferred Voting Shares (or First Voting Units, as the case may be) retire from office, according to the number of First Instruments outstanding on the date as of which information is provided to shareholders in the management proxy circular prepared for the meeting of shareholders in question relative to the aggregate number of First Instruments issued on the Effective Date, in accordance with the following table:

Percentage of First Instruments outstanding	Number of Directors nominated and elected
as a percentage of First Instruments issued	to the board of directors by the First Voting
on the Effective Date	Instruments

70% or more	7

50% to 69.99%	6

Percentage of First Instruments outstanding	Number of Directors nominated and elected
as a percentage of First Instruments issued	to the board of directors by the First Voting
on the Effective Date	Instruments

30% to 49.99%	3

10% to 29.99%	2

Less than 10%	0

If holders of the First Preferred Voting Shares (or First Voting Units, as the case may be) lose the entitlement to elect one or more director(s) in accordance with the foregoing, holders of Class A Restricted Voting Shares, Second Preferred Voting Shares (or Second Voting Units, as the case may be) shall correspondingly be entitled to elect additional director(s) such that the number of directors of the board of directors of the Corporation shall equal 11

For greater certainty, holders of Class A Restricted Voting Shares and of Second Preferred Voting Shares (or Second Voting Units, as the case may be), shall not be entitled to exercise any vote in respect of the election of the directors to be elected by holders of First Preferred Voting Shares (or First Voting Units, as the case may be) and holders of First Preferred Voting Shares (or First Voting Units, as the case may be) shall not be entitled to exercise any vote in respect of the election of the directors to be elected by holders of Class A Restricted Voting Shares and of Second Preferred Voting Shares (or Second Voting Units, as the case may be).